Exhibit 10.1

EXECUTION VERSION

Dated 25 February 2015

KONINKLIJKE AHOLD N.V.

with

ABN AMRO BANK N.V.

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

BNP PARIBAS FORTIS SA/NV, NETHERLANDS BRANCH

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

(TRADING AS RABOBANK)

DEUTSCHE BANK LUXEMBOURG S.A.

GOLDMAN SACHS BANK USA

ING BANK N.V.

J.P. MORGAN LIMITED

KBC BANK NV, ACTING THROUGH ITS BRANCH IN THE NETHERLANDS,

KBC BANK NV NEDERLAND

THE ROYAL BANK OF SCOTLAND PLC

SOCIÉTÉ GÉNÉRALE CORPORATE & INVESTMENT BANKING (THE

CORPORATE AND INVESTMENT BANKING DIVISION OF SOCIÉTÉ

GÉNÉRALE)

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

U.S. BANK NATIONAL ASSOCIATION

as Arrangers

SOCIÉTÉ GÉNÉRALE CORPORATE & INVESTMENT BANKING (THE

CORPORATE AND INVESTMENT BANKING DIVISION OF SOCIÉTÉ

GÉNÉRALE)

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

as Coordinators

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

as Agent

BANK OF AMERICA, N.A. and BNP PARIBAS FORTIS SA/NV, NETHERLANDS

BRANCH

as Issuing Banks

and

THE FINANCIAL INSTITUTIONS

specified herein as Lenders

AMENDMENT AND RESTATEMENT

AGREEMENT relating to a facilities agreement

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THIS AMENDMENT AND RESTATEMENT AGREEMENT (this “Agreement”) is made on 25 February 2015 between the following parties:

(1)	KONINKLIJKE AHOLD N.V., a public company (naamloze vennootschap) incorporated in The Netherlands, having its seat (statutaire zetel) in Zaandam (Gemeente Zaanstad), The Netherlands and its registered office in the Provincialeweg 11, 1506 MA, Zaandam, The Netherlands and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 35000363 (the “Company”);

(2)	THE SUBSIDIARIES of the Company listed in Schedule 1 (Obligors) (each, together with the Company, an “Obligor”);

(3)	ABN AMRO BANK N.V., BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED, BNP PARIBAS FORTIS SA/NV, NETHERLANDS BRANCH, U.S. BANK NATIONAL ASSOCIATION, COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (TRADING AS RABOBANK), DEUTSCHE BANK LUXEMBOURG S.A., GOLDMAN SACHS BANK USA, ING BANK N.V., KBC BANK NV, ACTING THROUGH ITS BRANCH IN THE NETHERLANDS, KBC BANK NV NEDERLAND, J.P. MORGAN LIMITED, THE ROYAL BANK OF SCOTLAND PLC and SOCIÉTÉ GÉNÉRALE CORPORATE & INVESTMENT BANKING (THE CORPORATE AND INVESTMENT BANKING DIVISION OF SOCIÉTÉ GÉNÉRALE), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD as Arrangers (the “Arrangers”);

(4)	THE LENDERS (as defined in the Original Facilities Agreement);

(5)	BANK OF AMERICA, N.A. and BNP PARIBAS FORTIS SA/NV, NETHERLANDS BRANCH as issuing banks (in this capacity together, the “Original Issuing Banks”); and

(6)	BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as agent (in this capacity the “Agent”).

WHEREAS:

(A)	The Company and certain of its Subsidiaries, the Agent and the Original Lenders (among others) entered into the Original Facilities Agreement (as defined below).

(B)	On 26 January 2015, the Company (acting on behalf of each Obligor) issued a letter to all the Lenders requesting certain amendments to be made to the Original Facilities Agreement (the “Amendment Request Letter”).

(C)	The Company, the Agent and the Lenders have agreed to amend the Original Facilities Agreement as more particularly set out below.

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IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions

In this Agreement:

“Amended Facilities Agreement” means the Original Facilities Agreement as amended and restated by this Agreement on the date of this Agreement in the form set out in Schedule 4 (Amended and Restated Facilities Agreement).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Effective Date” has the meaning given to it in Clause 2 (Effective Date).

“Effective Date Lender” means each entity which is listed as an Effective Date Lender in Schedule 2 (Effective Date Lenders).

“Exiting Lender” means Mizuho Bank Nederland N.V.

“Outstanding Letters of Credit” means the Letters of Credit outstanding on the Effective Date.

“Original Facilities Agreement” means the revolving facilities agreement in an aggregate principal amount of EUR1,200,000,000 and dated 6 June 2011, between, among others, the Company, certain of its Subsidiaries, the Agent and the Original Lenders.

1.2	Incorporation of Terms

(a)	Terms defined in the Original Facilities Agreement shall have the same meaning when used in this Agreement unless otherwise defined in this Agreement.

(b)	The provisions of Clause 1.2 (Construction) of the Original Facilities Agreement apply to this Agreement as though they were set out in full in this Agreement, save that references to the Original Facilities Agreement are to be construed as references to this Agreement.

1.3	Clauses

In this Agreement, any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause in or a Schedule to this Agreement.

1.4	Designation as Finance Document

In accordance with the Original Facilities Agreement, each of the Company and the Agent designates this Agreement as a Finance Document.

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2.	EFFECTIVE DATE

2.1	The effective date of this Agreement shall be the date on which the Agent has received or has waived the right to receive executed (to the extent relevant) copies of all the documents and other evidence listed in Schedule 3 (Conditions Precedent) each in form and substance satisfactory to the Agent (acting reasonably) (the “Effective Date”).

2.2	The Agent will notify the Company and the Lenders promptly when the Effective Date occurs.

2.3	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in Clause 2.2 above, the Lenders authorise (but do not require) the Agent to give such notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

3.	AMENDMENT

3.1	Amendment of the Original Facilities Agreement

With effect from the Effective Date, the parties to this Agreement acknowledge and agree that the Original Facilities Agreement shall be amended and restated as set out in Schedule 4 (Amended and Restated Facilities Agreement).

4.	COMMITMENTS

4.1	On the Effective Date:

(a)	each Commitment of each Effective Date Lender will be the amount in the Base Currency set opposite its name in Schedule 2 (Effective Date Lenders) under the heading “Commitment”;

(b)	the Commitment of the Exiting Lender will be reduced to zero and it will not be a Lender under the Amended Facilities Agreement;

(c)	notwithstanding Clause 7.3.2 (Issue of Letters of Credit) of the Amended Facilities Agreement the amount of each Effective Date Lender’s share in each Outstanding Letter of Credit will be its Pro Rata Share on the Effective Date; and

(d)	the Company will pay to the Exiting Lender the accrued Letters of Credit fees owing to it in respect of the Outstanding Letters of Credit and any other amounts owing to it.

4.2

With effect from the Effective Date, Bank of America, N.A. shall transfer by novation all of its Commitment, rights and obligations under the Amended Facilities Agreement to Bank of America Merrill Lynch International Limited, so that Bank of America Merrill Lynch International Limited will become a Lender under the Amended Facilities Agreement with a Commitment as set out opposite its name in Schedule 2 (Effective Date Lenders). Bank of America Merrill Lynch International Limited hereby notifies the Agent in accordance with Clause 30.11.1 (Affiliates of

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Lenders) of the Amended Facilities Agreement that Bank of America N.A. shall be its Affiliate for the purposes of all Utilisations by the US Borrower. All the parties to the Amended Facilities Agreement agree that this transfer and nomination of an Affiliate shall be deemed to have been completed in accordance with the terms of the Amended Facilities Agreement.

5.	CONTINUITY AND CONFIRMATION OF GUARANTEES

5.1	Continuing Obligations

Each Obligor agrees and acknowledges that, save as amended by this Agreement, the provisions of the Original Facilities Agreement and each Finance Document to which it is a party shall continue in full force and effect.

5.2	Guarantee Confirmation

The Company confirms that, with effect from (and including) the Effective Date, the guarantees and indemnities set out in Clause 18 (Guarantee and Indemnity) of the Original Facilities Agreement shall continue in full force and effect and extend to all new liabilities and obligations of any Obligor under the Amended Facilities Agreement and other Finance Documents.

5.3	Further Assurance

Each Obligor shall, at the request of the Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

6.	REPRESENTATIONS AND WARRANTIES

6.1	Repetition

The Repeating Representations (as defined in the Amended Facilities Agreement) are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on the date of this Agreement and on the Effective Date and references to “the Finance Documents” in the Repeating Representations (as defined in the Amended Facilities Agreement) should be construed as to include this Agreement and the Original Facilities Agreement and on the Effective Date, to include the Amended Facilities Agreement.

7.	INTEREST

7.1	Subject only to sub-clause 7.2 below with effect from the Effective Date:

(a)	the Margin in respect of any Loan; and

(b)	the Letter of Credit fee applicable in relation to any Letter of Credit,

will in each case accrue at the rates specified in the Amended Facilities Agreement.

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7.2	Notwithstanding any other provision of any Finance Document:

(a)	the Margin in respect of any Loan which is outstanding immediately prior to the Effective Date will accrue at the rates specified in the Original Facilities Agreement for the remainder of the applicable Term during which the Effective Date occurs; and

(b)	the Letter of Credit fee in respect of each Outstanding Letter of Credit will accrue at the rates specified in the Original Facilities Agreement for the remainder of the applicable Term during which the Effective Date occurs by reference to:

(i)	the Pro Rata Share of each Lender in each Outstanding Letter of Credit as determined in accordance with the terms of the Original Facilities Agreement during the period from the Utilisation Date of that Letter of Credit up to but excluding the Effective Date; and

(ii)	the Pro Rata Share of each Effective Date Lender in each Outstanding Letter of Credit as determined by reference to Clause 4.1(c) (Commitments) thereafter.

8.	FEES

8.1	The Company agrees to pay to the Agent for the account of the Lenders a fee in an amount equal to 0.15% in respect of each Lender’s aggregate Commitments on the Effective Date.

8.2	The above fees will only be payable if the Effective Date occurs and will be payable within three (3) Business Days of the Effective Date.

9.	COSTS AND EXPENSES

The Company must pay to each Finance Party the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by it (subject to any agreed caps) in connection with the negotiation, preparation, printing and execution of this Agreement.

10.	MISCELLANEOUS

10.1	Severability

If, any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law the validity, legality or enforceability of the remaining provisions shall not be affected or impaired in any way.

10.2	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

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10.3	Counterparts

This Agreement may be executed in any number of counterparts and by each party on separate counterparts. Each counterpart is an original and all counterparts taken together shall constitute one and the same instrument.

11.	GOVERNING LAW AND JURISDICTION

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. The Company submits to the jurisdiction of the English courts in the terms set out in Clause 39 (Enforcement) of the Original Facilities Agreement (as if references in that Clause 39 to “this Agreement” were references to this Agreement.

THIS AGREEMENT has been duly executed on the date stated at the beginning of this Agreement.

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SCHEDULE 1

OBLIGORS

Koninklijke Ahold N.V. (the “Company”)

Ahold USA, INC. (the “US Borrower”)

Ahold Finance Company N.V., a public company (naamloze vennootschap) incorporated under the laws of the former Netherlands Antilles and currently existing under the laws of Curaçao, having its seat (statutaire zetel) in Curaçao and its registered office in the Zeelandia Office Park Kaya W.F.G. (Jombi) Mensing 14 and registered with the Curaçao Chamber of Commerce (Kamer van Koophandel) under number 86100, acting through its Geneva branch, Ahold Finance Company N.V., Curaçao, Geneva Branch (the “ Curaçao Borrower”)

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SCHEDULE 2

EFFECTIVE DATE LENDERS

Lender	Commitment (EUR)
Bank of America Merrill Lynch International Limited*	76,923,077.00
Bank of Tokyo – Mitsubishi UFJ, (Holland) N.V.	76,923,076.50
BNP Paribas Fortis SA/NV, Netherlands Branch	76,923,077.00
U.S. Bank National Association	76,923,077.00
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A	76,923,077.00
Deutsche Bank Luxembourg S.A.	76,923,077.00
ING Bank N.V.	76,923,077.00
JPMorgan Chase Bank, N.A., London Branch	76,923,077.00
The Royal Bank of Scotland plc	76,923,077.00
Société Générale S.A.	76,923,076.50
ABN AMRO Bank N.V.	76,923,077.00
Goldman Sachs Bank USA	76,923,077.00
KBC Bank NV, acting through its branch in The	76,923,077.00
Netherlands, KBC bank NV Nederland

TOTAL	1,000,000,000.00

*	and, in the case of Utilisation by the US Borrower, Bank of America, N.A.

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SCHEDULE 3

CONDITIONS PRECEDENT

1.	FORMALITIES CERTIFICATE

A certificate in the agreed form from each Obligor signed by an authorised signatory:

(a)	confirming that there has been no amendment to its constitutional documents since 6 June 2011 or, if there has been any such amendment, attaching a certified copy of the constitutional documents of the Company;

(b)	attaching a copy of the resolution of its board of directors of directors of each Obligor (including, for the Curaçao Borrower, a resolution of the branch management of Ahold Finance Company N.V., Curaçao, Geneva Branch):

(i)	approving the terms of and the transactions contemplated by this Agreement and resolving that it execute, deliver and perform this Agreement;

(ii)	confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guarantee or similar limit binding on any Original Obligor to be exceeded; and

(iii)	authorising a specified person or persons to execute this Agreement and any documents to be signed or delivered under it;

(c)	setting out a specimen signature of each person authorised by the resolution referred to in paragraph (b) above in relation to this Agreement; and

(d)	attaching copies of all Authorisations required in connection with the entry into and performance of this Agreement.

2.	THE COMPANY

An extract from the register of Dutch Companies.

3.	CURAÇAO BORROWER

(a)	A copy of the directors’ licenses (bestuurdersvergunningen) granted to the Curaçao Borrower and/or its directors (as the case may be) for the directors who have been appointed since 6 June 2011.

(b)	A certified extract from the commercial registry of the Canton of Geneva in respect of Ahold Finance Company N.V., Curaçao, Geneva Branch.

4.	LEGAL OPINIONS

Each of the following legal opinions, addressed to the Agent, the Security Agent and the Lenders on the Effective Date and in form and substance satisfactory to the Agent:

(a)	a legal opinion of Clifford Chance LLP, legal advisers to the Agent and the Arrangers as to matters of English law;

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(b)	a legal opinion of Clifford Chance LLP, legal advisers to the Agent and the Arrangers as to matters of Dutch law;

(c)	a legal opinion of Venable LLP, legal advisers to the Agent and the Arrangers as to matters of US law;

(d)	a legal opinion of Lenz & Staehelin, legal advisers to the Agent and the Arrangers as to matters of Swiss law; and

(e)	a legal opinion of Spigt Dutch Caribbean N.V., legal advisers to the Agent and the Arrangers as to matters of Curaçao law.

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SCHEDULE 4

AMENDED AND RESTATED FACILITIES AGREEMENT

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Originally dated

6 JUNE 2011

(as amended and restated on             February 2015)

for

KONINKLIJKE AHOLD N.V.

with

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

BNP PARIBAS FORTIS SA/NV, NETHERLANDS BRANCH

CITIGROUP GLOBAL MARKETS LIMITED

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

(TRADING AS RABOBANK)

DEUTSCHE BANK AG, LONDON BRANCH

ING BANK N.V.

MIZUHO BANK NEDERLAND N.V.

J.P. MORGAN LIMITED

THE ROYAL BANK OF SCOTLAND PLC

SOCIÉTÉ GÉNÉRALE CORPORATE & INVESTMENT BANKING (THE

CORPORATE AND INVESTMENT BANKING DIVISION OF SOCIÉTÉ

GÉNÉRALE)

as Mandated Lead Arrangers and Bookrunners

ABN AMRO BANK N.V.

GOLDMAN SACHS BANK USA

KBC BANK NV, ACTING THROUGH ITS BRANCH IN THE NETHERLANDS,

KBC BANK NV NEDERLAND

as Mandated Lead Arrangers

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

as Agent

BANK OF AMERICA, N.A. and BNP PARIBAS FORTIS SA/NV, NETHERLANDS

BRANCH

as Issuing Banks

and

THE FINANCIAL INSTITUTIONS

specified herein as Original Lenders

FACILITIES AGREEMENT

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TABLE OF CONTENTS (continued)

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THIS AGREEMENT was originally dated 6 June 2011 and made between the following parties (and amended and restated pursuant to an Amendment and Restatement Agreement (as defined below)):

(1)	KONINKLIJKE AHOLD N.V., a public company (naamloze vennootschap) incorporated under the laws of The Netherlands, having its seat (statutaire zetel) in Zaandam (Gemeente Zaanstad), The Netherlands and its registered office in the Provincialeweg 11, 1506 MA, Zaandam, The Netherlands and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 35000363 (the “Company”);

(2)	AHOLD USA, INC. as borrower (in this capacity the “US Borrower”);

(3)	AHOLD FINANCE COMPANY N.V., (acting through its Geneva branch, Ahold Finance Company N.V., Curaçao, Geneva Branch) as borrower (in this capacity the “Curaçao Borrower”);

(4)	BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. and BNP PARIBAS FORTIS SA/NV, NETHERLANDS BRANCH as mandated lead arrangers, bookrunners and co-ordinators;

(5)	CITIGROUP GLOBAL MARKETS LIMITED, COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (TRADING AS RABOBANK), DEUTSCHE BANK AG, LONDON BRANCH, ING BANK N.V., MIZUHO BANK NEDERLAND N.V., J.P. MORGAN LIMITED, THE ROYAL BANK OF SCOTLAND PLC and SOCIÉTÉ GÉNÉRALE CORPORATE & INVESTMENT BANKING (THE CORPORATE AND INVESTMENT BANKING DIVISION OF SOCIÉTÉ GÉNÉRALE) as mandated lead arrangers and bookrunners (together with the financial institutions listed at (4) above, the “Bookrunners”);

(6)	ABN AMRO BANK N.V., GOLDMAN SACHS BANK USA and KBC BANK NV, ACTING THROUGH ITS BRANCH IN THE NETHERLANDS, KBC BANK NV NEDERLAND as mandated lead arrangers (together with the financial institutions listed at (4) and (5) above, the “Arrangers” (and, individually, each an “Arranger”);

(7)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Lenders) as original lenders (the “Original Lenders”);

(8)	BANK OF AMERICA, N.A. and BNP PARIBAS FORTIS SA/NV, NETHERLANDS BRANCH as issuing banks (in this capacity together, the “Original Issuing Banks”); and

(9)	BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as agent (in this capacity the “Agent”).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

“Accession Agreement” means a letter, substantially in the form of Schedule 6 (Form of Accession Agreement), with such amendments as the Agent and the Company may agree.

“Additional Borrower” means any wholly owned Subsidiary of the Company which becomes a Borrower after the date of this Agreement pursuant to the terms of Clause 30.9 (Additional Borrowers).

“Administrative Party” means an Arranger, an Issuing Bank or the Agent.

“Affiliate” means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company. Notwithstanding the foregoing, in relation to:

(a)	The Royal Bank of Scotland plc only, the term “Affiliate” shall not include:

(i)	the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof); or

(ii)	any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland plc and its subsidiaries or subsidiary undertakings; and

(b)	Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. only, any of its member banks or affiliate banks.

“Agent’s Spot Rate of Exchange” means the Agent’ spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00am on a particular day.

“Amendment and Restatement Agreement” means the amendment and restatement agreement dated             2015 between, among others, the Company, the Lender and the Agent.

“Anti-Corruption Laws” means (i) the US Foreign Corrupt Practises Act of 1977, as amended, and the rules and regulations issued thereunder, (ii) the UK Bribery Act 2010, and (iii) any law, rule, regulation, or other legally binding measure of any jurisdiction, including, without limitation, the Russian Federation, that implements the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or that otherwise relates to bribery or corruption.

“Anti-Terrorism Laws” means each of:

(a)	the Executive Order No. 13224 of September 23, 2001 - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism (the “Executive Order”);

(b)	the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act);

(c)	the Money Laundering Control Act of 1986, Public Law 99-570;

(d)	the International Emergency Economic Powers Act, 50 USC. §§ 1701 et seq, the Trading with the Enemy Act, 50 USC. App. §§ 1 et seq, any Executive Order or regulation promulgated thereunder and administered by the Office of Foreign Assets Control (“OFAC”) of the US Department of the Treasury; and

(e)	any similar law enacted in the United States of America following the date of this Agreement.

“Applicable Rating” bears the meaning given to that term in Clause 8.4.1 (Letters of Credit) and Clause 11.3 (Margin adjustment).

“Available Commitment” means a Lender’s Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Utilisations; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to made on or before the proposed Utilisation Date,

(c)	other than the Base Currency Amount of that Lender’s participation in any Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of the Lenders’ Available Commitments.

“Availability Period” means the period from and including the date of this Agreement to and including the date falling one month prior to the Final Maturity Date.

“Base Currency” means Euro.

“Base Currency Amount” means:

(a)	in relation to a Utilisation, the amount specified in the Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date the Agent receives the Request); and

(b)	in the case of a Letter of Credit, the amount as adjusted under Clause 7.5 (Revaluation of Letters of Credit),

adjusted to reflect any repayment or prepayment of a Utilisation.

“Borrower” means the Company, the US Borrower, the Curaçao Borrower or an Additional Borrower.

“Break Costs” means the amount (if any) which a Lender is entitled to receive under Clause 27.3 (Break Costs) as compensation if any part of a Loan or overdue amount is repaid or prepaid.

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in London, New York (in relation to Letter of Credit matters only) and Amsterdam and:

(a)	(in relation to any date for payment or purchase of a currency other than Euro) the principal financial centre of the country of that currency; or

(b)	(in relation to any date for payment or purchase of Euro) any TARGET Day.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commitment” means:

(a)	for an Original Lender, the amount in the Base Currency set opposite its name in Schedule 1 (Original Lenders) under the heading “Commitment” and the amount of any other Commitment it acquires;

(b)	for an Effective Date Lender, the amount in the Base Currency set opposite its name in Schedule 2 (Effective Date Lenders) of the Amendment and Restatement Agreement under the heading “Commitment” and the amount of any other Commitment it acquires; and

(c)	for any other Lender, the amount in the Base Currency of any Commitment it acquires,

to the extent not cancelled, transferred or reduced in accordance with this Agreement.

“Compliance Certificate” means a certificate substantially in the form of Schedule 5 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenants.

“Confidential Information” means all information relating to the Company, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 31 (Disclosure of Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Quotation.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Company and the relevant Lender.

“Curaçao Obligor” means an Obligor incorporated in Curaçao.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means:

(a)	an Event of Default; or

(b)	an event specified in Clause 23 (Default) which would be (with the expiry of a grace period or the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

“Defaulting Lender” means any Lender:

(a)	which has failed to make its participation in a Loan available or has notified the Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5 (Utilisation - Revolving Credit Loans) or has failed to provide cash collateral under Clause 8.8 (Ratings Affected Lenders);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above,

(i)	its failure to pay is caused by:

(A)	an administrative or technical error; or

(B)	a Market Disruption Event as defined in Clause 13 (Market Disruption) has occurred; and

payment is made within 10 Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dutch Civil Code” means the Dutch Civil Code (Burgerlijk Wetboek).

“Dutch FSA” means the Financial Supervision Act (Wet op het financieel toezicht), including any regulations issued pursuant thereto.

“Dutch Obligor” means an Obligor incorporated in The Netherlands.

“Effective Date” is as defined in the Amendment and Restatement Agreement.

“Effective Date Lender” is defined in the Amendment and Restatement Agreement.

“Environmental Approval” means any authorisation required by an Environmental Law.

“Environmental Claim” means any claim by any person in connection with:

(a)	a breach, or alleged breach, of an Environmental Law;

(b)	any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment; or

(c)	any other environmental contamination.

“Environmental Law” means any law or regulation concerning:

(a)	the protection of health and safety;

(b)	the environment; or

(c)	any emission or substance which is capable of causing harm to any living organism or the environment.

“ERISA” means the United States Employee Retirement Income Security Act of 1974 as amended.

“ERISA Affiliate” means any person treated as a single employer with any Obligor under Sections 414(b) or (c) of the Code for the purpose of section 414 of the Code.

“EURIBOR” means, for a Term of any Loan or overdue amount in Euro:

(a)	the applicable Screen Rate;

(b)	if no Screen Rate is available for the Term of that Loan, the Interpolated Screen Rate for a period equal in length to the Term of that Loan; or

(c)	if:

(i)	no Screen Rate is available for Euro; or

(ii)	no Screen Rate is available for the Term of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan,

the Reference Bank Rate, as of in the case of paragraphs (a) and (c) above. the Specified Time on the Quotation Day for Euro and for a period equal in length to the Term of that Loan.

“Euro” means the single currency of the Participating Member States.

“Event of Default” means an event or circumstance specified as such in Clause 23 (Default).

“Existing Facility” means the €2,000,000,000 multicurrency revolving credit facility dated 17 May 2005 (as amended and restated by amendment and restatement agreements dated 21 October 2005 and 8 August 2007 respectively) between, amongst others, the Company and the Agent.

“Existing Letter of Credit” means each letter of credit originally issued by Bank of America, N.A. in its capacity as Original Issuing Bank under (and as defined in) the Existing Facility and adopted under this Agreement pursuant to Clause 7.6 (Adoption of Existing Letters of Credits), the details of which are set out in Schedule 9 (Existing Letters of Credit).

“Extension Request” has the meaning given to such term in Clause 2.3 (Extension of Facility).

“Facility” means the revolving credit facility referred to under Clause 2.1 (Revolving Credit Facility) and made available under this Agreement.

“Facility Office” means the office(s) notified by a Lender to the Agent:

(a)	on or before the date it becomes a Lender; or

(b)	by not less than five Business Days’ notice,

as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means

(a)	sections 1471 to 1474 of the Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)	in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter entered into by reference to this Agreement between one or more Administrative Parties and the Company setting out the amount of certain fees referred to in this Agreement or any fee letter entered into on or about the date of the Amendment and Restatement Agreement.

“Final Maturity Date” means the Original Final Maturity Date as such date may be extended to the First Extended Final Maturity Date (for any Lender that has given a First Notice of Extension in accordance with the provisions of Clause 2.3 (Extension of Facility)) and/or the Second Extended Final Maturity Date (for any Lender that has given a Second Notice of Extension in accordance with the provisions of Clause 2.3 (Extension of Facility)).

“Finance Document” means:

(a)	this Agreement;

(b)	the Amendment and Restatement Agreement;

(c)	a Fee Letter;

(d)	a Transfer Certificate;

(e)	an Accession Agreement;

(f)	an Extension Request; or

(g)	any other document designated as such by the Agent and the Company.

“Finance Party” means a Lender or an Administrative Party.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any acceptance credit;

(c)	any bond, note, debenture, loan stock or other similar instrument;

(d)	any redeemable preference share which is capable of being redeemed in exchange for cash prior to the Final Maturity Date;

(e)	any agreement treated as a finance or capital lease in accordance with IFRS;

(f)	receivables sold or discounted (otherwise than on a non-recourse basis);

(g)	the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(h)	for the purposes of Clause 23.5 (Cross-default), any derivative transaction protecting against or benefiting from fluctuations in any rate, price, currency or commodity pricing (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount);

(i)	any other transaction (including any forward sale or purchase agreement) which is treated as a borrowing in accordance with IFRS;

(j)	for the purposes of Clause 23.5 (Cross-default), any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(k)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in the above paragraphs,

but, in all cases, without double-counting and, for the purposes of Clause 23.5 (Cross-default), disregarding any amounts owed from one member of the Group to another member of the Group.

“First Extended Final Maturity Date” has the meaning given to such term in Clause 2.3 (Extension of Facility).

“First Notice of Extension” has the meaning given to such term in Clause 2.3 (Extension of Facility).

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to Clause 13.2.3(b) (Market Disruption).

“Group” means the Company and its Subsidiaries from time to time.

“Holding Company of any other person” means a company in respect of which that other person is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within 10 Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increased Cost” means:

(a)	an additional or increased cost;

(b)	a reduction in the rate of return from a Facility or on its overall capital; or

(c)	a reduction of an amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

“Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Term of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Term of that Loan,

each as of the Specified Time for the currency of that Loan.

“Issuing Bank” means the Original Issuing Banks and any other Lender which has notified the Agent that it has agreed to the Company’s request to be an Issuing Bank pursuant to the terms of this Agreement provided that, in respect of a Letter of Credit issued or to be issued pursuant to the terms of this Agreement, the “Issuing Bank” shall be the Issuing Bank which has issued or agreed to issue that Letter of Credit.

“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official all other than by way of an Undisclosed Administration;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof,

all other than by way of an Undisclosed Administration;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets, all other than by way of an Undisclosed Administration;

(h)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Legal Opinions” means the legal opinions delivered under section 4 (Legal Opinions) of Part A of Schedule 2 (Conditions Precedent Documents to be delivered before the first Request) and section 2 (Legal Opinions) of Part B of Schedule 2 (Conditions Precedent Documents to be delivered for an Additional Borrower).

“Lender” means:

(a)	an Original Lender; or

(b)	any person which becomes a Lender after the date of this Agreement.

“Lender Collateral Account” means a special collateral account:

(a)	maintained in the name of the applicable Ratings Affected Lender (as defined in Clause 8.8.2 (Ratings Affected Lenders)), but under the sole dominion and control of the Agent, for the benefit of the relevant Issuing Bank;

(b)	maintained pursuant to documentation reasonably satisfactory to the Agent and the Issuing Bank at the Agent’s office at the address specified pursuant to Clause 36.2.3 (Contact details); and

(c)	in which such Ratings Affected Lender shall not have an interest other than as set forth in Clause 8.8.5 (Ratings Affected Lenders).

“Letter of Credit” means each Existing Letter of Credit and any other letter of credit in any form agreed between the Company, the Issuing Banks and the Agent.

“LIBOR” means, for a Term of any Loan or overdue amount (other than a Loan or overdue amount in Euro):

(a)	the applicable Screen Rate;

(b)	(if no Screen Rate is available for the Term of that Loan) the Interpolated Screen Rate for that Loan; or

(c)	If:

(i)	no Screen Rate is available for the currency of that Loan; or

(ii)	no Screen Rate is available for the Term of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan,

the Reference Bank Rate, as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for the currency of that Loan and for a period equal in length to the Term of that Loan.

“Loan” means, unless otherwise stated in this Agreement, the principal amount of each borrowing (excluding, for the avoidance of doubt, any borrowing by way of Letter of Credit) under this Agreement or the principal amount outstanding of that borrowing.

“Majority Lenders” means, at any time, Lenders:

(a)	whose share in the outstanding Utilisations and whose undrawn Commitments then aggregate more than 662/3 per cent. of the aggregate of all the outstanding Utilisations and the undrawn Commitments of all the Lenders;

(b)	if there is no Utilisation then outstanding, whose undrawn Commitments then aggregate more than 662/3 per cent. of the Total Commitments; or

(c)	if there is no Utilisation then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated more than 662/3 per cent. of the Total Commitments immediately before the reduction.

“Mandate Letter” means the mandate letter dated 12 May 2011 in respect of the Facilities (and the syndication thereof) between, among others, the Arrangers and the Company.

“Margin” means, subject to adjustment under Clause 11.3 (Margin adjustment), 0.45 per cent. per annum.

“Margin Stock” means margin stock or “margin security” within the meaning of Regulations T, U and X.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business or financial condition of the Group as a whole;

(b)	the ability of any Obligor to perform its payment obligations under any Finance Document or its obligations under Clause 21 (Financial Covenants);

(c)	the validity or enforceability of any Finance Document; or

(d)	any right or remedy of a Finance Party in respect of a Finance Document.

“Material Group Member” means the Company or a Material Subsidiary.

“Material Subsidiary” means, at any time, an Obligor (other than the Company) and any other Subsidiary of the Company whose net sales (excluding intra-Group items) then equal or exceed 7.5 per cent. of the consolidated net sales of the Group.

For this purpose:

(a)	the net sales of a Subsidiary of the Company will be determined from its financial statements (unconsolidated if it has Subsidiaries) upon which the latest audited financial statements of the Group have been based;

(b)	if a Subsidiary of the Company becomes a member of the Group after the date on which the latest audited financial statements of the Group have been prepared, the net sales of that Subsidiary will be determined from its latest financial statements;

(c)	the consolidated net sales of the Group will be determined from its latest audited financial statements, adjusted (where appropriate) to reflect the net sales of any company or business subsequently acquired or disposed of; and

(d)	if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of the Company, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary; the subsequent financial statements of those Subsidiaries and the Group will be used to determine whether those Subsidiaries are Material Subsidiaries or not, if there is a dispute as to whether or not a company is a Material Subsidiary, a certificate of the auditors of the Company will be, in the absence of manifest error, conclusive.

“Measurement Period” has the meaning given to it in Clause 21.1 (Definitions).

“Maturity Date” means the last day of the Term of a Utilisation.

“Moody’s” means Moody’s Investor Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” within the meaning of section 3(37) or 4001(a)(3) of ERISA.

“Non-Obligor” means a member of the Group which is not an Obligor.

“Non-Public Lender” means (a) an entity that provides repayable funds to the Borrower for a minimum amount of €100,000 (or its equivalent in another currency), or (b) following the publication by relevant authorities of guidance on when an entity providing repayable funds to the Borrower will qualify as forming part of the public within the meaning of the CRD IV, an entity that provides such funds and that qualifies as not forming part of the public within the meaning of the CRD IV.

“Obligor” means the Company or a Borrower.

“Optional Currency” means Dollars and any other currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Final Maturity Date” means the date falling 60 months after the date of the Amendment and Restatement Agreement.

“Original Financial Statements” means, in relation to the Company, the audited consolidated financial statements of the Company for the year ended 2 January 2011;

“Original Obligor” means the Company or a Borrower.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Permitted Long-Term LC” means a Letter of Credit issued under the Facility which is renewable and in respect of which, prior to the date of issuance or any date of renewal thereof, the Issuing Bank is satisfied that it is able, at least two months prior to the Final Maturity Date, to refuse to renew that Letter of Credit in a manner which would otherwise result in an exposure for the Issuing Bank beyond the Final Maturity Date.

“Plan” means an employee pension benefit plan as defined in section 3(2) of ERISA:

(a)	maintained by any Obligor or any ERISA Affiliate; or

(b)	to which any Obligor or any ERISA Affiliate is required to make any payment or contribution.

“Pro Rata Share” means:

(a)	for the purpose of determining a Lender’s share in a Utilisation, the proportion which its Commitment bears to the Total Commitments; and

(b)	for any other purpose on a particular date:

(i)	the proportion which a Lender’s share of the Utilisations (if any) bears to all the Utilisations;

(ii)	if there is no Utilisation outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date; or

(iii)	if the Total Commitments have been cancelled, the proportion which its Commitment bore to the Total Commitments immediately before being cancelled.

“Rate Fixing Day” means, in respect of a Loan:

(a)	the second Business Day before the first day of a Term for a Loan (other than one in Euro); or

(b)	(in respect of a Loan in Euro) the second TARGET Day before the first day of a Term for such Loan,

or such other day as the Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

“Rating Agency” means Moody’s or S&P or any other rating agency approved by the Majority Lenders and the Company.

“Reference Bank Quotation” means any quotation supplied to the Agent by a Reference Bank.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(a)	in relation to LIBOR:

(i)	(other than where paragraph (ii) below applies) as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or

(ii)	if different, as the rate (if any and applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

(b)	in relation to EURIBOR:

(i)	(other than where paragraph (ii) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or

(ii)	if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator.

“Reference Banks” means:

(a)	in relation to LIBOR, the principal London offices of any three banks, as may be appointed by the Agent with the approval of the Company and the relevant bank from time to time;

(b)	in relation to EURIBOR, the principal London offices of any three banks, as may be appointed by the Agent with the approval of the Company and the relevant bank from time to time.

“Regulations T, U and X” means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor) as now and from time to time in effect from the date of this Agreement.

“Relevant Interbank Market” means in relation to Euro, the European interbank market and in relation to any other currency, the London interbank market.

“Repeating Representations” means the representations which are deemed to be repeated under Clause 19.24 (Times for making representations) and, for the avoidance of doubt, include each of the representations in Clause 19.2 (Status) to Clause 19.9 (Financial statements), Clause 19.11 (Litigation), Clause 19.12 (Additional Information), Clause 19.19 (United States Laws), Clause 19.20 (Federal Reserve Regulations), and 19.22 (Anti-Terrorism Laws).

“Reportable Event” means:

(a)	an event specified as such in section 4043 of ERISA or any related regulation, other than an event in relation to which the requirement to give notice of that event is waived; or

(b)	a failure to meet the minimum funding standard under section 412 of the Code or section 302 of ERISA, whether or not there has been any waiver of notice or waiver of the minimum funding standard under section 412 of the Code, which failure would be reasonably likely to result in a Material Adverse Effect.

“Request” means a request for a Utilisation, substantially in the form of Schedule 3 (Form of Request).

“Restricted Party” means any person listed:

(a)	in the Annex to the Executive Order;

(b)	on the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC; or

(c)	in any successor list to either (a) or (b) above.

“Rollover Loans” means one or more Loans:

(a)	made or to be made on the same day that:

(i)	a maturing Loan is due to be repaid; or

(ii)	a demand by the Agent pursuant to a drawing in respect of a Letter of Credit is due to be met;

(b)	the aggregate amount of which is equal to or less than the maturing Loans or the relevant claim in respect of that Letter of Credit;

(c)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)) or the relevant claim in respect of that Letter of Credit; and

(d)	made or to be made to the same Borrower for the purpose of:

(i)	refinancing that maturing Loan; or

(ii)	satisfying the relevant claim in respect of that Letter of Credit.

“Sanctioned Person” means any person who is a designated target of Sanctions or is otherwise a subject of Sanctions (including without limitation as a result of being (a) owned or controlled directly or indirectly by any person which is a designated target of Sanctions, or (b) organised under the laws of, or resident of, any country that is subject to general or country-wide Sanctions or (c) any person listed on, or owned or controlled by a person listed on any Sanctions List).

“Sanctions” means any economic or financial sanction, trade embargoes or similar measure which is brought into being by any law, enabling legislation, executive order, or regulation administered, enacted or enforced by any Sanctions Authority at any time.

“Sanctions Authority” means any of the following: (a) the United States of America, (b) the United Nations, (c) the United Kingdom, (d) Switzerland, (e) the European Union or any present or future member state thereof, or (f) the respective governmental institutions or agencies of any of the foregoing including, without limitation, Her Majesty’s Treasury (“HMT”), OFAC, the US Department of Commerce, and the US Department of State.

“Sanctions List” means the “Specifically Designated Nationals and Blocked Persons” list issued by OFAC, the “Consolidated List of Financial Sanctions Targets and Investment Ban List” issued by HMT, or similar list issued or maintained or made public by any of the Sanctions Authorities.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw Hill Companies, Inc.

“Screen Rate” means:

(a)	in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and

(b)	in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company.

“Second Extended Final Maturity Date” has the meaning given to such term in Clause 2.3 (Extension of Facility).

“Second Notice of Extension” has the meaning given to such term in Clause 2.3 (Extension of Facility)

“Security Interest” means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Specified Time” means a time determined in accordance with Schedule 8 (Timetables).

“Subsidiary” means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise. However, if at any time the Company (directly or indirectly) owns more than 50 per cent. of the voting capital or similar right of ownership , but does not (under the terms of any relevant voting arrangement) have effective control over the management or policies of that entity, such entity will not at that time be a “Subsidiary”.

“Swiss Borrower” means a Borrower who qualifies as a Swiss resident (Inländer) according to Article 9 of the Swiss Federal Act on Withholding Tax (it being understood that, for the time being, Ahold Finance Company N.V. is a Swiss tax resident and each and any of its Swiss branch offices (for the time being Ahold Finance Company N.V., Curaçao, Geneva Branch and Ahold Finance Company N.V., Curaçao, Zug Branch) shall, for the purposes of this Agreement and the Swiss Twenty-Non Bank rule (and unless a tax ruling is obtained by that Borrower to the effect that the aforementioned branches and/or Ahold Finance Company N.V. may be treated as separate entities for purposes of the Swiss Twenty Non-Bank Rule) shall be deemed to be one and the same Swiss Borrower).

“Swiss Federal Act on Withholding Tax” means the Bundesgesetz über die Verrechnungssteuer vom 13. Oktober 1965.

“Swiss Federal Withholding Tax Ordinance” means the Verordnung vom 19. Dezember 1966 über die Verrechnungssteuer.

“Swiss Guidelines” means:

(a)	guideline S-02.123 in relation to interbank loans of September 22, 1986 (Merkblatt Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben) vom 22. September 1986);

(b)	guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner);

(c)	guideline S-02.122.1 in relation to bonds of April 1999 (Merkblatt Obligationen vom April 1999);

(d)	guideline S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen vom Januar 2000); and

(e)	circular letter no. 34 (1.034 V 2011) of 26 July 2011 in relation to deposits (Kreisschreiben Nr. 34 vom 26 Juli 2011 betreffend Kundenguthaben),

each as issued, amended or substituted from time to time.

“Swiss Non-Qualifying Bank” means any Person which does not qualify as a Swiss Qualifying Bank.

“Swiss Non-Bank Rules” means the Swiss Ten Non-Bank Rule and the Swiss Twenty Non-Bank Rule.

“Swiss Qualifying Bank” means a financial institution acting on its own account which is licensed as a bank by the banking laws in force in its jurisdiction of incorporation and a branch of a financial institution, which is licensed as a bank by the banking laws in force in the jurisdiction where such branch is situated, and which, in each case, exercises as its main purpose a true banking activity, having bank personnel, premises, communication devices of its own and decision-making authority, all in accordance with the Swiss Guidelines.

“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of Lenders which are Swiss Non Qualifying Banks must not at any time exceed 10, all in accordance with the Swiss Guidelines.

“Swiss Twenty Non-Bank Rule” means the rule that the aggregate number of creditors (other than:

(a)	Swiss Qualifying Banks; and

(b)	intra-group lenders to the extent they need not in accordance with the Swiss Federal Withholding Tax Ordinance and the Swiss Guidelines be counted for purposes of this rule) of a Swiss Borrower under all outstanding borrowings (including under the Finance Documents), such as loans, facilities and private placements, made or deemed to be made by such Swiss Borrower must not at any time exceed 20, all in accordance with the Swiss Guidelines and being understood that for purposes of this Agreement the maximum number of five Swiss Non Qualifying Banks permitted under this Agreement shall be taken into account irrespective of whether or not five Swiss Non-Qualifying Banks do so participate at any given time.

“Swiss Tax Authorities” means the tax authorities referred to in Article 34 of the Swiss Federal Act on Withholding Tax.

“Swiss Withholding Tax” means any taxes imposed under the Swiss Federal Act on Withholding Tax (Bundesgesetz über die Verrechnungssteuer).

“TARGET Day” means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in Euro.

“Tax” means any present or future tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest in connection with any failure by an Obligor to pay or any delay by an Obligor in paying the same).

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than:

(a)	a Tax described in Clause 14.3 (Tax Indemnity) or

(b)	a FATCA Deduction.

“Tax Payment” means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.

“Term” means each period determined under this Agreement:

(a)	by reference to which interest on a Loan or an overdue amount is calculated; or

(b)	for which the Issuing Bank may be under a liability under a Letter of Credit.

“Total Commitments” means the aggregate of the Commitments of all the Lenders, being €1,000,000,000 at the Effective Date.

“Transfer Certificate” means a certificate, substantially in the form set out in the relevant part of Schedule 4 (Forms of Transfer Certificate), with such amendments as the Agent may approve or reasonably require or any other form agreed between the Agent and the Company.

“UK” means the United Kingdom.

“Undisclosed Administration” means in relation to a Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision to the extent applicable law requires that such appointment is not to be publicly disclosed.

“US” means the United States of America.

“USD” or “Dollars” means the lawful currency of the US.

“US Obligor” means

(a)	an Obligor incorporated or organised under the laws of the United States of America or any state of the United States of America (including the District of Columbia), for tax purposes in the US; or

(b)	an Obligor some or all of those payments under the Finance Documents are from sources within the US for US federal measure tax purposes.

“US Tax Obligor” means

(c)	a Borrower which is resident for tax purposes in the US; or

(d)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means a Loan or a Letter of Credit; and

“Utilisation Date” means each date on which a Utilisation is made.

1.2	Construction

1.2.1	In this Agreement, unless the contrary intention appears, a reference to:

(a)	an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

(b)	assets includes present and future properties, revenues and rights of every description;

(c)	an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration (from or with a governmental, self-regulatory or regulatory authority or agency) or notarisation;

(d)	disposal means a sale, transfer, grant, lease (other than an operating lease granted in the ordinary course of business and on arm’s length terms by a member of the Group in respect of assets owned by that member of the Group) or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(e)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

(f)	a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(g)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is generally accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(h)	a Default or Event of Default being outstanding or continuing means that it has not been remedied or waived;

(i)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(j)	a Clause or a Schedule is a reference to a clause or a schedule to, this Agreement;

(k)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(l)	a Finance Document or another document is a reference to that Finance Document or other document as amended, supplemented, extended, restated or otherwise modified; and

(m)	a time of day is a reference to London time.

1.2.2	Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(a)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(b)	if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(c)	notwithstanding (a) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

1.2.3	Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce or enjoy the benefit of any of its terms under the Contracts (Rights of Third Parties) Act 1999 and, notwithstanding any term of any Finance Document, no consent of any third party is required for any variation (including any release or compromise of any liability) or termination of that Finance Document.

1.2.4	Unless the contrary intention appears:

(a)	a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(b)	an amount in Euro is payable only in the Euro unit;

(c)	a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(d)	any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is or may be outstanding under the Finance Documents.

1.2.5	The headings in this Agreement do not affect its interpretation.

1.3	Dutch Terms

In this Agreement, where it relates to a Dutch Obligor, a reference to:

1.3.1	a necessary action to authorise where applicable, includes without limitation:

(a)	any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden); and

(b)	obtaining unconditional positive advice (advies) from each competent works council;

1.3.2	a winding-up, administration or dissolution includes a Dutch entity being a declared bankrupt (failliet verklaard); or dissolved (ontbonden);

1.3.3	a moratorium includes surséance van betaling and granted a moratorium includes surséance verleend;

1.3.4	any step or procedure taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under section 36 of the Dutch Tax Collection Act 1990 (Invorderingswet 1990) or Section 16d of the Dutch Social Insurance Co-ordination Act (Coördinatiewet sociale verzekeringen);

1.3.5	a trustee in bankruptcy includes a curator;

1.3.6	an administrator includes a bewindvoerder;

1.3.7	a receiver or an administrative receiver does not include a curator or bewindvoerder; and

1.3.8	an attachment includes a beslag.

1.4	Curaçao terms

In this Agreement, where it relates to a Curaçao Obligor, a reference to:

1.4.1	a Security includes any mortgage (hypotheek), pledge (pandrecht) and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);

1.4.2	a winding-up, administration or dissolution includes a Curaçao Obligor being:

(a)	declared bankrupt (failliet verklaard); or

(b)	dissolved (ontbonden);

1.4.3	a moratorium includes surséance van betaling and granted a moratorium includes surséance verleend;

1.4.4	a trustee in bankruptcy includes a curator;

1.4.5	an administrator includes a bewindvoerder; and

1.4.6	an attachment includes a beslag; and

1.4.7	an expropriation, attachment, sequestration, distress or execution or any analogous process includes an executory attachment (executoriaal beslag).

2.	FACILITY

2.1	Revolving Credit Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a revolving credit facility denominated in Euros in an aggregate amount equal to the Total Commitments under which Loans may be made and USD Letters of Credit (having an aggregate face amount not exceeding $275,000,000) may be issued.

2.2	Nature of a Finance Party’s rights and obligations

Unless otherwise agreed by all the Finance Parties:

2.2.1	the obligations of each Finance Party under the Finance Documents are several;

2.2.2	failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents;

2.2.3	no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

2.2.4	the rights of each Finance Party under the Finance Documents or in connection therewith are separate and independent rights;

2.2.5	a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce it rights under the Finance Documents; and

2.2.6	any debt arising under the Finance Documents to a Finance Party is a separate and independent debt.

2.3	Extension of Facility

2.3.1	The Company shall be entitled to request an extension of the Facility, for an additional period of 12 months by:

(a)	giving notice to the Agent (the “First Extension Request”) not more than 60 nor less than 30 days before the date falling on the first anniversary of the date of the Amendment and Restatement Agreement; and/or

(b)	giving notice to the Agent (the “Second Extension Request” and together with the First Extension Request, the “Extension Requests”) not more than 60 nor less than 30 days before the date falling on the second anniversary of the date of the Amendment and Restatement Agreement. Such notice shall be made in writing, be unconditional and binding on all the Obligors.

2.3.2	The Agent shall forward a copy of each Extension Request to the Lenders as soon as practicable after receipt of it.

2.3.3	If a Lender, in its individual and sole discretion, agrees to the extension requested by the Company, it shall give notice to the Agent, in relation to a First Extension Request, no later than 15 Business Days following its receipt of the First Extension Request (a “First Notice of Extension”) and, in relation to a Second Extension Request, no later than 15 Business Days following its receipt of the Second Extension Request (a “Second Notice of Extension” and together with the First Notice of Extension, the “Notices of Extension”). If a Lender does not give a Notice of Extension by the relevant date, then that Lender shall be deemed to have refused that extension.

2.3.4	Nothing shall oblige a Lender to agree to an Extension Request.

2.3.5	Subject to Clause 2.3.6 below, the Final Maturity Date for the Lenders which have given a First Notice of Extension shall be extended from the Original Final Maturity Date to the day which is 12 months from the Original Final Maturity Date (the “First Extended Final Maturity Date”) and the Final Maturity Date for the Lenders which have given a Second Notice of Extension shall be extended from the First Extended Final Maturity Date to the day which is 12 months from the First Extended Final Maturity Date (the “Second Extended Final Maturity Date”).

2.3.6	Any Lender which has not agreed to the First Extension Request may agree to the Second Extension Request by giving a Second Notice of Extension in accordance with Clause 2.3.3 above whereupon the Final Maturity Date for such Lender will be extended from the Original Final Maturity Date to the Second Extended Final Maturity Date.

2.3.7	For the avoidance of doubt, any Lender which has not agreed to an Extension Request will continue to remain party to this Agreement as a Lender until the Original Final Maturity Date.

2.3.8	The Agent shall promptly inform the Company of the names of the Lenders which have agreed to an Extension Request.

3.	PURPOSE

3.1	Loans

Each Loan must initially be used for refinancing the Existing Facility and thereafter, may only be used for working capital and general corporate purposes of the Group including, without limiting the foregoing, the financing of permitted acquisitions.

3.2	Letters of Credit

Each Letter of Credit may only be issued for insurance, working capital and general corporate purposes of the Group. No Letter of Credit may be issued by way of credit substitution for the purposes of procuring (directly or indirectly) additional financing arrangements for the Group not in existence at the date of this Agreement.

3.3	No obligation to monitor

No Finance Party is bound to monitor or verify the utilisation of the Facility.

4.	CONDITIONS PRECEDENT

4.1	Conditions precedent documents

A Request may not be given until the Agent has notified the Company and the Lenders that it has received all of the documents and evidence set out in Part A of Schedule 2 (Conditions precedent documents) in form and substance satisfactory to the Agent (acting reasonably). The Agent must give this notification to the Company and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

The obligations of each Lender to participate in any Utilisation are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date:

4.2.1	the Repeating Representations are true, correct and accurate in all respects;

4.2.2	no Default or, in the case of a Rollover Loan, no Event of Default is outstanding or would result from the making of the Utilisation; and

4.2.3	save in the case of a Rollover Loan, no change of control has occurred as contemplated in Clause 10.2 (Mandatory prepayment – Company change of control).

4.3	Conditions relating to Optional Currencies

4.3.1	A currency will constitute an Optional Currency in relation to a Loan if it is Dollars or any other currency which:

(a)	is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Rate Fixing Day and the Utilisation Date for that Loan; and

(b)	has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Request for that Loan.

4.3.2	If the Agent has received a written request from the Company for a currency to be approved under paragraph (b) above, the Agent will confirm to the Company by the Specified Time:

(a)	whether or not the Lenders have granted their approval; and

(b)	if approval has been granted, the minimum amount for any subsequent utilisation in that currency.

4.4	Maximum number

4.4.1	Unless the Agent agrees a Request may not be given if, as a result, there would be more than 10 Loans outstanding.

4.4.2	Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

5.	UTILISATION – REVOLVING CREDIT LOANS

5.1	Giving of Requests

5.1.1	A Borrower may borrow a Loan by giving to the Agent a duly completed Request.

5.1.2	Unless the Agent otherwise agrees, the latest time for receipt by the Agent of a duly completed Request is not later than the Specified Time for the proposed borrowing.

5.1.3	Each Request is irrevocable.

5.2	Completion of Requests

5.2.1	A Request for a Loan will not be regarded as having been duly completed unless:

(a)	it identifies the Borrower;

(b)	the Utilisation Date is a Business Day falling within the Availability Period;

(c)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount of Loans); and

(d)	the proposed Term complies with this Agreement.

5.2.2	Only one Loan may be requested in a Request.

5.3	Currency and amount of Loans

5.3.1	The currency specified in a Request must be the Base Currency or an Optional Currency.

5.3.2	The amount of the proposed Loan must be:

(a)	if the currency selected is the Base Currency, a minimum of €15,000,000 (and an integral multiple of €5,000,000) or if less, the Available Facility or such other amount as the Agent or the Lenders may agree; or

(b)	if the currency selected is an Optional Currency, the minimum amount specified by the Agent pursuant to paragraph (b) of Clause 4.3.2 of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility or such other amount as the Agent or the Lenders may agree; and

(c)	in any event such that its Base Currency Amount is less than or equal to the Available Facility.

5.3.3	The amount of each Lender’s share of a Loan will be its Pro Rata Share on the proposed Utilisation Date.

5.4	Advance of Loans

5.4.1	The Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

5.4.2	No Lender is obliged to participate in a Loan if, as a result:

(a)	its share in the Utilisations would exceed its Commitment; or

(b)	the Utilisations would exceed the Total Commitments.

5.4.3	If the conditions set out in this Agreement have been met, each Lender must make its share in the Loan available to the Agent for the relevant Borrower through its Facility Office by the Specified Time on the Utilisation Date.

5.4.4	The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

6.	OPTIONAL CURRENCIES

6.1	Selection of currency

A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Loan in a Request.

6.2	Unavailability of a currency

If before the Specified Time on any Rate Fixing Day:

6.2.1	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

6.2.2	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Term.

6.3	Participation in a Loan

Each Lender’s participation in a Loan will be determined in accordance with Clause 5.3 (Currency and Amount of Loans).

7.	UTILISATION – LETTERS OF CREDIT

7.1	Giving of Requests

7.1.1	A Borrower may request a Letter of Credit to be issued by giving to the Agent (with a copy to the Issuing Bank) a duly completed Request.

7.1.2	Unless the Agent and the Issuing Bank otherwise agree, the latest time for receipt by the Agent of a duly completed Request (and of receipt by the Issuing Bank of a copy thereof) is 11.00am (New York time) two Business Days before the proposed Utilisation Date.

7.2	Completion of Requests

7.2.1	A Request for a Letter of Credit will not be regarded as being duly completed unless:

(a)	it specifies that it is for a Letter of Credit (and, if applicable, specifying whether the Letter of Credit is to be a Permitted Long-Term LC);

(b)	the Utilisation Date is a Business Day falling within the Availability Period applicable to the relevant Lenders;

(c)	the amount of the Letter of Credit requested is in Dollars and:

(i)	that amount is (if the Base Currency Amount of the proposed Letter of Credit is less than the Available Facility) a minimum of $250,000 or such other amount as the Agent and the relevant Issuing Bank may agree; and

(ii)	the Base Currency Amount of the Letter of Credit is less than or equal to the Available Facility on the proposed Utilisation Date;

(d)	the form of Letter of Credit is attached;

(e)	the expiry date of the Letter of Credit falls on or before the Original Final Maturity Date or, if the Facility has been extended following a First Notice of Extension, the First Extended Final Maturity Date, or if the Facility has been extended following a Second Notice of Extension, the Second Extended Final Maturity Date (provided that:

(i)	on the First Extended Final Maturity Date and the Second Extended Final Maturity Date at least one Issuing Bank has agreed to extend its Commitment; and

(ii)	the amount of that Letter of Credit, when aggregated with the face value amounts of other outstanding Letters of Credit, does not exceed the aggregate Commitments of the Lenders that have agreed to extend pursuant to Clause 2.3 (Extension of Facility),

(or, if it is a Permitted Long-Term LC, the relevant Issuing Bank has confirmed that it is satisfied with its renewal terms and its right of refusal in respect of such renewal);

(f)	the delivery instructions for the Letter of Credit are specified; and

(g)	the identity of the beneficiary of the Letter of Credit:

(i)	has been agreed between the Agent, each of the Original Issuing Banks and the Company prior to the date of this Agreement; or

(ii)	is any other beneficiary approved by the relevant Issuing Bank.

7.2.2	Only one Letter of Credit may be requested in a Request.

7.3	Issue of Letter of Credit

7.3.1	The Agent must promptly notify the relevant Issuing Bank and each Lender of the details of the requested Letter of Credit and the amount of that Letter of Credit.

7.3.2	The amount of each Lender’s share in a Letter of Credit will be its Pro Rata Share on the proposed Utilisation Date.

7.3.3	The Agent shall determine the Base Currency Amount of each Letter of Credit which is to be issued in an Optional Currency and shall notify the Issuing Bank and each Lender of the details of the requested Letter of Credit and its participation in that Letter of Credit by the Specified Time.

7.3.4	The relevant Issuing Bank is not obliged to issue any Letter of Credit if as a result:

(a)	a Lender’s share in the Utilisations would exceed its Commitment;

(b)	the Utilisations would exceed the Total Commitments; or

(c)	the aggregate of the face value amounts of the outstanding Letters of Credit would exceed $275,000,000.

7.3.5	The Issuing Bank may assume that the conditions set out in this Agreement have been met unless it is expressly notified to the contrary by the Agent. The Issuing Bank will have no liability to any person for issuing a Letter of Credit based on such assumption.

7.4	Extension of a Letter of Credit

7.4.1	A Borrower may request that the Term of a Letter of Credit issued on its behalf be extended by delivery to the Agent and the relevant Issuing Bank of a notice specifying the new proposed Maturity Date no later than three Business Days before the Maturity Date of that Letter of Credit.

7.4.2	An extension request will be treated in the same way as a Request except that the requirement to attach a form of the Letter of Credit will not apply.

7.4.3	The terms of each extended Letter of Credit will remain the same as before the extension, except that:

(a)	its amount may be reduced; and

(b)	its Maturity Date will be the date specified in the extension request.

7.4.4	If:

(a)	the conditions set out in this Clause, and those in this Agreement in respect of the delivery of Requests for the extension of such Letters of Credit, have been met; and

(b)	on both the date of the Request for the extension and the then current Maturity Date in respect of that Letter of Credit, the conditions set out in Clause 4.2 (Further conditions precedent) have been met as if the extension constituted the issuance of a new Letter of Credit under the Facility, the relevant Issuing Bank shall deliver an amendment to the relevant Letter of Credit to the beneficiary, copied to the relevant Borrower and the Agent, no later than the original Maturity Date thereof.

7.5	Revaluation of Letters of Credit

7.5.1	The Agent shall at six monthly intervals after the date of this Agreement, recalculate the Base Currency Amount of each Letter of Credit by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Agent’s Spot Rate of Exchange on the date of calculation.

7.5.2	The Company shall, if requested by the Agent following any adjustment to a Base Currency Amount under Clause 7.5.1 above, ensure that within three Business Days sufficient Utilisations are prepaid to prevent the Base Currency Amount of the Utilisations exceeding the Total Commitments.

7.6	Adoption of Existing Letters of Credit

On and from the date on which the Agent provides confirmation to each of the Company and the Lenders pursuant to Clause 4.1 (Conditions precedent documents) above, each of the Existing Letters of Credit shall be deemed to be Letters of Credit requested and issued pursuant to and in accordance with this Agreement and all of the terms of this Agreement shall be construed and the amount of the Available Facility shall be reduced accordingly.

8.	LETTERS OF CREDIT

8.1	General

8.1.1	A Letter of Credit is repaid or prepaid if:

(a)	the relevant Borrower provides cash cover for that Letter of Credit;

(b)	the maximum amount payable under the Letter of Credit is reduced in accordance with its terms; or

(c)	the relevant Issuing Bank is satisfied that it has no further liability under that Letter of Credit,

the amount by which a Letter of Credit is repaid or prepaid under paragraphs (a) and (b) above is the amount of the relevant cash cover or reduction.

8.1.2	If a Letter of Credit or any amount outstanding under a Letter of Credit is expressed to be immediately payable, the Borrower must repay or prepay that amount immediately.

8.1.3	Cash cover is provided for a Letter of Credit if the Borrower pays an amount in the currency of the Letter of Credit to an account with the Agent, or an Affiliate of the Agent in the name of the Borrower bearing interest at the Agent’s standard interest rates applied to such accounts and the following conditions are met:

(a)	until no amount is or may be outstanding under that Letter of Credit, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under that Letter of Credit or this Clause; and

(b)	the Borrower has executed a security document over that account, in form and substance satisfactory to the Agent, creating a first ranking security interest over that account.

8.1.4	The outstanding or principal amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the Borrower in respect of that Letter of Credit (excluding fronting fees and letter of credit fees payable under Clause 8.3 (Fees in respect of Letters of Credit)) at that time.

8.2	Assignments and transfers

The consent of the relevant Issuing Bank is required for any assignment or transfer of any Lender’s rights and obligations under the Facility.

8.3	Fees in respect of Letters of Credit

8.3.1	Each Borrower must pay to the relevant Issuing Bank a fronting fee in respect of each Letter of Credit requested by it in the manner agreed in the Fee Letter between the relevant Issuing Bank and the Company.

8.3.2	Each Borrower must pay to the Agent for each Lender a letter of credit fee computed at the rate of, subject to adjustment under Clause 8.4 (Letter of credit fee adjustment), 0.45 per cent. per annum on the outstanding amount of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Maturity Date. This fee will be distributed according to each Lender’s Pro Rata Share, adjusted to reflect any assignment or transfer to or by that Lender.

8.3.3	Accrued letter of credit fee is payable quarterly in arrears from the date of this Agreement. Accrued letter of credit fee is also payable to the Agent on the cancelled amount of any Lender’s Commitment at the time the cancellation is effective if that Commitment is cancelled in full and the Letters of Credit prepaid or repaid in full.

8.4	Letter of credit fee adjustment

8.4.1	The letter of credit fee on the outstanding amount of each Letter of Credit for the period from the issue of the Letter of Credit until its Maturity Date will be adjusted upwards or downwards by reference to the long term senior and unsecured credit rating of the Company, assigned by a Rating Agency, (each an “Applicable Rating” and together, the “Applicable Ratings”) as set out below.

Column 1 Applicable Rating	Column 2 Letter of Credit fee (per cent. per annum)
S&P/Moody’s
A- or higher/A3 or higher	0.25
BBB+/Baa1	0.30
BBB/Baa2	0.40
BBB-/Baa3	0.50
BB+/Ba1	0.80
BB/Ba2 or below	1.10

8.4.2	In the event that the Applicable Ratings received by the Company from a Rating Agency set out in Column 1 above are set opposite two different Letter of Credit fees in Column 2 above, the Letter of Credit fee will be the average of those two Letter of Credit fees.

8.4.3	At any time when an Event of Default is continuing or no senior unsecured credit rating is assigned to the Company by a Rating Agency, the letter of credit fee will be 1.10 per cent. per annum.

8.4.4	Any adjustment to the letter of credit fee in accordance with Clauses 8.4.1, 8.4.2 or 8.4.3 above will apply from:

(a)	the date of publication of any relevant change to the Applicable Ratings; or

(b)	the occurrence of an Event of Default; or

(c)	the date on which no credit rating referred to above is assigned to the Company by S&P or Moody’s or by any alternative approved in accordance with this Agreement, as the case may be.

8.4.5	Promptly after it becomes aware of it, the Company shall inform the Agent in writing of any change in the Applicable Ratings or if the circumstances contemplated by Clause 8.4.3 arise.

8.5	Claims under a Letter of Credit

8.5.1	Each Borrower irrevocably and unconditionally authorises the relevant Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by it and which appears on its face to be in order (a claim).

8.5.2	The relevant Borrower must immediately on demand pay to the Agent for the relevant Issuing Bank an amount equal to the amount of any claim.

8.5.3	Each Borrower acknowledges that each of the Issuing Banks:

(a)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(b)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

8.5.4	The obligations of any Borrower under this Clause will not be affected by:

(a)	the sufficiency, accuracy or genuineness of any claim or any other document; or

(b)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.

8.6	Indemnities

8.6.1	Each Borrower must immediately on demand indemnify the relevant Issuing Bank against any cost, loss or liability (including, without limitation, arising from any action or proceeding or claim but excluding any loss or liability relating to Taxes) which the relevant Issuing Bank incurs under or in connection with any Letter of Credit requested by it, except to the extent that the loss or liability is directly caused by the gross negligence or wilful misconduct of the relevant Issuing Bank.

8.6.2	Each Lender must immediately on demand indemnify the relevant Issuing Bank against its share of any cost, loss or liability which the relevant Issuing Bank incurs under or in connection with any Letter of Credit and which has not been paid for by an Obligor, except to the extent that the loss or liability is directly caused by the gross negligence or wilful misconduct of the relevant Issuing Bank.

8.6.3	A Lender’s share of the liability or loss referred to in Clause 8.6.2 above will be its Pro Rata Share on the Utilisation Date, adjusted to reflect any subsequent assignment or transfer under this Agreement.

8.6.4	The relevant Borrower must immediately on demand reimburse any Lender for any payment it makes to the relevant Issuing Bank under this Clause.

8.6.5	The obligations of each Lender under this Clause are continuing obligations and will extend to the ultimate balance of all sums payable by that Lender under or in connection with any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

8.6.6	The obligations of any Lender under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any other person). This includes:

(a)	any time or waiver granted to, or composition with, any person;

(b)	any release of any person under the terms of any composition or arrangement;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)	any amendment (however fundamental) of a Finance Document, any Letter of Credit or any other document or security;

(g)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

(h)	any insolvency or similar proceedings.

However, nothing in this Clause 8 shall oblige any Lender to indemnify the Issuing Bank in respect of any loss or liability which is incurred by the Issuing Bank in respect of a Permitted Long-Term LC after the Final Maturity Date.

8.7	Rights of contribution

A Borrower will not be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause.

8.8	Ratings Affected Lenders

8.8.1	Each Lender shall submit to the Issuing Banks, the Company and the Agent a notice of any downgrade in

(a)	its Moody’s long term debt rating or, in the event that such Lender does not have a rating, the Moody’s long term debt rating of the 100 per cent. Holding Company of that Lender, (its “Moody’s Rating”); or

(b)	its S&P’s long term debt rating or, in the event that such Lender does not have a rating, the S&P long term debt rating of the 100 per cent. Holding Company of that Lender, (its “S&P Rating”),

resulting in its Moody’s Rating being below Baa1 or its S&P Rating being below BBB+, within five Business Days of such change.

8.8.2	If at any time a Lender does not have at least one of:

(a)	a Moody’s Rating of Baa2 or higher, or

(b)	a S&P Rating of BBB or higher,

(such Lender being a “Ratings Affected Lender”), then, if so requested by any Issuing Bank, such Lender shall use its commercially reasonable efforts to obtain a replacement Lender having a Moody’s Rating of Baa1 or above or a S&P Rating of BBB+ or above (or such lower Moody’s Rating or S&P Rating as may be acceptable to the Issuing Bank). Any such replacement shall be subject to the prior written consent of the Company, and shall be made in accordance with the provisions of Clause 30.2 (Assignments and transfers by Lenders).

8.8.3	In addition to the foregoing and until such time as the Ratings Affected Lender has transferred all its interest hereunder to one or more replacement Lenders, upon written demand by any Issuing Bank, the Ratings Affected Lender shall, as collateral for its obligations to each of the Issuing Banks hereunder, either:

(a)	deposit, or cause to be deposited, in the Lender Collateral Account cash in an amount equal to such Ratings Affected Lender’s Pro Rata Share in any Letter of Credit issued by that Issuing Bank; or

(b)	obtain a standby letter of credit (in the same amount) issued in favour of the relevant Issuing Bank, provided that the issuing bank under such letter of credit is approved by the relevant Issuing Bank.

8.8.4	The Ratings Affected Lender shall have no control over funds in the Lender Collateral Account, which funds shall secure its obligations to the relevant Issuing Bank hereunder and shall accrue interest at the Agent’s standard interest rates applied to such accounts.

8.8.5	Such funds shall be promptly applied to reimburse the applicable Issuing Bank for such Ratings Affected Lender’s obligations to such Issuing Bank under this Agreement. Such funds, if any, remaining in the Lender Collateral Account following the payment of all obligations in full or the earlier transfer by the Ratings Affected Lender of all of its interests hereunder to one or more replacement Lenders shall, unless the Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to such Ratings Affected Lender.

8.8.6	If on the Utilisation Date in respect of a Letter of Credit, any Lender under the Facility is a Ratings Affected Lender and that Lender has failed to:

(a)	provide cash collateral to the relevant Issuing Bank pursuant to Clause 8.8.3(a); and

(b)	obtain a standby letter of credit in favour of the relevant Issuing Bank in accordance with Clause 8.8.3(b),

and has failed to transfer all of its interest hereunder to one or more replacement Lenders despite using its reasonable endeavours to do so, than the Issuing Bank may reduce the amount of that Letter of Credit by an amount equal to the amount of the participation of that Ratings Affected

Lender in respect of that Letter of Credit and that Ratings Affected Lender shall be deemed not to have any participation (or obligation to indemnify the Issuing Bank) in respect of that Letter of Credit for the purposes of the Finance Documents.

8.8.7	The Issuing Bank shall notify the Agent and the Company immediately of each reduction which is proposed to be made pursuant to Clause 8.8.6 and following such notice the Company may, notwithstanding that the Request was expressed to be irrevocable, cancel the relevant Request by written notice to the Agent and the Issuing Bank.

8.8.8	Clause 8.8.6 shall not affect the participation of each other Lender in that Letter of Credit nor shall it affect the participation of each other Lender in any future Letter of Credit requested.

9.	REPAYMENT

9.1	Repayment of Loans

9.1.1	Each Borrower must repay each Loan made to it in full on its Maturity Date.

9.1.2	Subject to the other terms of this Agreement, any amounts repaid under Clause 9.1.1 above may be re-borrowed.

9.1.3	Without prejudice to each Borrower’s obligation under Clause 9.1.1 above, if one or more Loans are to be made available to a Borrower:

(a)	on the same day that a maturing Loan is due to be repaid by that Borrower;

(b)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(c)	in whole or in part for the purpose of refinancing the maturing Loan;

the aggregate amount of the new Loans shall be treated as if applied in or towards repayment of the maturing Loan so that:

(i)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(A)	the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and

(B)	each Lender’s participation (if any) in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation (if any) in the maturing Loan and that Lender will not be required to make its participation in the new Loans available in cash; and

(ii)	if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

(A)	the relevant Borrower will not be required to make any payment in cash; and

(B)	each Lender will be required to make its participation in the new Loans available in cash only to the extent that its participation (if any) in the new Loans exceeds that Lender’s participation (if any) in the maturing Loan and the remainder of that Lender’s participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Loan.

9.2	Repayment of Letters of Credit

9.2.1	A Borrower must repay each Letter of Credit in full on its Maturity Date unless the Letter of Credit is extended in accordance with Clause 7.4 (Extension of a Letter of Credit) above. No Letter of Credit (other than a Permitted Long-Term LC) may expire after the Final Maturity Date.

9.2.2	Subject to the other terms of this Agreement, any amounts repaid under Clause 9.2.1 above may be re-utilised.

10.	PREPAYMENT AND CANCELLATION

10.1	Mandatory prepayment - illegality

10.1.1	A Lender must notify the Company promptly if it becomes aware that it is unlawful in any jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Utilisation.

10.1.2	After notification under Clause 10.1.1 above:

(a)	each Borrower must repay or prepay the share of that Lender in each Utilisation utilised by it on the date specified in Clause 10.1.3 below; and

(b)	the Commitment of that Lender will be immediately cancelled.

10.1.3	The date for repayment or prepayment of a Lender’s share in a Utilisation will be:

(a)	the last day of the current Term of that Utilisation; or

(b)	if earlier, the last day of any applicable grace period allowed by law, or any other earlier date agreed between the Borrowers and such Lender.

10.1.4	If it becomes unlawful for an Issuing Bank to issue or leave outstanding any Letter of Credit or it becomes unlawful for any Affiliate of an Issuing Bank for that Issuing Bank to do so then:

(a)	that Issuing Bank shall promptly notify the Agent upon becoming aware of that event;

(b)	upon that Agent notifying the Parent, the Issuing Bank shall not be obliged to issue any Letter of Credit;

(c)	the Company shall procure that the relevant Borrower shall use its best endeavours to procure the release of each Letter of Credit issued by that Issuing Bank and outstanding at such time on or before the date specified by the Issuing Bank in the notice delivered to the Agent (being no earlier than the last day of an applicable grace period permitted by law);

(d)	unless any other Lender is or has become an Issuing Bank pursuant to the terms of this Agreement, the Revolving Facility shall cease to be available for the issue of Letters of Credit.

10.2	Mandatory prepayment - Company change of control

10.2.1	A change of control occurs in respect of the Company if any person or group of persons acting in concert gains control of the Company (other than through Stichting Ahold Continuïteit (“SAC”) gaining such control in accordance with the objects of SAC as set out in article 2 (Doel) of the articles of association of SAC dated March 8, 2006, through (i) the issue of preferred shares or otherwise pursuant to an option agreement as amended and restated in April 1994, March 1997, December 2001, December 2003 and from time to time for the purposes of delaying, deferring or preventing a change in control of the Company or (ii) any other similar arrangement that is approved by the Majority Lenders).

10.2.2	In the event that a change of control occurs the Company shall promptly notify the Agent upon becoming aware of that event.

For the purposes of this Clause 10.2:

(a)	“acting in concert” means acting together pursuant to an agreement or understanding (whether formal or informal); and

(b)	“control” means the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise.

10.2.3	After a change of control of the Company, if the Majority Lenders so require, the Agent must, by no less than five Business Days’ prior notice to the Company:

(a)	cancel the Total Commitments;

(b)	declare all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, to be immediately due and payable; and

(c)	call for repayment (within the meaning of that term in Clause 8.1 (General)) in full in respect of each Letter of Credit.

Any such notice will take effect in accordance with its terms.

10.3	Voluntary prepayment

10.3.1	Subject to Clauses 10.3.2 and 10.3.3 below, each Borrower may, by giving not less than five Business Days’ prior notice to the Agent, prepay any Utilisation at any time in whole or in part.

10.3.2	No Borrower may use the proceeds of a Loan to prepay another Loan unless agreed by the Lenders.

10.3.3	If a Borrower delivers a notice of prepayment, the relevant Borrower may apply the prepayment amount to such Loans owed or incurred by that Borrower as it may choose, in its sole discretion, and subsequently, in or towards prepayment or repayment (within the meaning of those terms in Clause 8.1 (General)) of any Letters of Credit.

10.3.4	A prepayment of part of a Utilisation must be in an amount that reduces the Base Currency Amount of a Loan by a minimum amount of €15,000,000.

10.4	Automatic cancellation

The Commitments of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period relevant to that Lender.

10.5	Voluntary cancellation

10.5.1	The Company may, by giving not less than five Business Days’ prior notice to the Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

10.5.2	Partial cancellation of the Total Commitments must be in a minimum amount of €15,000,000 and an integral multiple of €5,000,000.

10.5.3	Any cancellation in part will be applied against the Commitment of each Lender pro rata.

10.6	Involuntary prepayment and cancellation

10.6.1	If an Obligor is, or will be, required to pay to a Lender a Tax Payment or an Increased Cost, the Company may, while the requirement continues, give notice to the Agent requesting prepayment and cancellation in respect of that Lender.

10.6.2	After notification under Clause 10.6.1 above:

(a)	each Borrower must repay or prepay that Lender’s share in each Utilisation utilised by it on the date specified in Clause 10.6.3 below; and

(b)	the Commitment of that Lender will be immediately cancelled.

10.6.3	The date for repayment or prepayment of a Lender’s share in a Utilisation will be the last day of the Term for that Utilisation or, if earlier, the date specified by the Company in its notification.

10.7	Re-borrowing of Utilisations

Any voluntary prepayment of a Utilisation may be re-borrowed on the terms of this Agreement. Any mandatory or involuntary prepayment of a Utilisation may not be re-borrowed.

10.8	Miscellaneous provisions

10.8.1	Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Utilisations and Commitments. The Agent must notify the Lenders promptly of receipt of any such notice.

10.8.2	All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

10.8.3	The Majority Lenders may agree to a shorter notice period for a voluntary prepayment or a voluntary cancellation.

10.8.4	No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

10.8.5	No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

11.	INTEREST

11.1	Calculation of interest

The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

11.1.1	Margin; and

11.1.2	LIBOR or, in relation to any Loan in Euro, EURIBOR or any other reference rate applicable to an Optional Currency (other than Dollars).

11.2	Payment of interest

Except where it is provided to the contrary in this Agreement, each Borrower must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.

11.3	Margin adjustment

11.3.1	The Margin for each Loan for each of its Terms will be adjusted upwards or downwards by reference to the long-term senior and unsecured credit rating of the Company, assigned by a Rating Agency, (each an “Applicable Rating” and together, the “Applicable Ratings”) as set out below.

Column 1 Applicable Rating	Column 2 Margin (per cent. per annum)
S&P/Moody’s
A- or above/A3 or above	0.25
BBB+/Baa1	0.30
BBB/Baa2	0.40
BBB-/Baa3	0.50
BB+/Ba1	0.80
BB/Ba2 or below	1.10

11.3.2	In the event that the Applicable Ratings received by the Company from a Rating Agency set out in Column 1 above are set opposite two different Margins in Column 2 above, the Margin will be the average of those two Margins.

11.3.3	At any time:

(a)	when no senior unsecured credit rating is assigned to the Company by a Rating Agency; or

(b)	an Event of Default is continuing,

the Margin will be 1.10 per cent. per annum.

11.3.4	Any adjustment to the Margin in accordance with Clauses 11.3.1, 11.3.2 or 11.3.3 above will apply to the Term of a Loan which starts on or after:

(a)	the date of publication of any relevant change to the Applicable Ratings;

(b)	the occurrence of an Event of Default; or

(c)	the date on which no credit rating referred to above is assigned to the Company by a Rating Agency.

11.3.5	Promptly after it becomes aware of it, the Company shall inform the Agent in writing of any change in the Applicable Ratings or if the circumstances contemplated by Clause 11.3.3 arise.

11.4	Interest on overdue amounts

11.4.1	If an Obligor fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

11.4.2	Interest on an overdue amount is payable at a rate determined by the Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount. For this purpose, the Agent may (acting reasonably):

(a)	select successive Terms of any duration of up to three months; and

(b)	determine the appropriate Rate Fixing Day for that Term.

11.4.3	Notwithstanding Clause 11.4.2 above, if the overdue amount is a principal amount of a Loan and becomes due and payable prior to the last day of its current Term, then:

(a)	the first Term for that overdue amount will be the unexpired portion of that current Term; and

(b)	the rate of interest on the overdue amount for that first Term will be one per cent. per annum above the rate then payable on that Loan.

After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with Clause 11.4.2 above.

11.4.4	Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

11.5	Minimum interest rates and payments

11.5.1	When entering into this Agreement, the Parties have assumed that the interest payable under this Agreement is not and will not become subject to any Tax Deduction on account of Swiss Withholding Tax. Notwithstanding the foregoing, if a Tax Deduction is required by law in respect of any interest payable by a Swiss Borrower under a Finance Document, and should it be unlawful for such Swiss Borrower to comply with Clause 14.2 (Tax gross-up) for any reason (where this would otherwise be required by the terms of Clause 14.2 (Tax gross-up) then:

(a)	the applicable interest rate in relation to that interest payment shall be the interest rate which would have applied to that interest payment as provided for by Clause 11.1 (Calculation of interest) divided by one minus the rate at which the relevant Tax Deduction is required to be made under Swiss domestic Tax law and/or applicable double taxation treaties (where the rate at which the relevant Tax Deduction is required to be made is for this purpose expressed as a fraction of one); and

(b)	the Swiss Borrower will:

(i)	pay the relevant interest at the adjusted rate in accordance with paragraph (a) above;

(ii)	make the Tax Deduction on the interest so re-calculated; and

(iii)	all references to a rate of interest under the Finance Documents shall be construed accordingly.

11.5.2	To the extent that interest payable by a Swiss Borrower under a Finance Document becomes subject to Swiss Withholding Tax, each relevant Lender and the Swiss Borrower must promptly cooperate in completing any procedural formalities (including submitting forms and documents required by the appropriate Tax authority) to the extent possible and necessary:

(a)	for the Swiss Borrower to obtain authorisation to make interest payments being subject to Swiss Withholding Tax at a rate reduced at source; and

(b)	to ensure that any Person who is entitled to a full or partial refund under any applicable double taxation treaty is so refunded.

11.6	Notification of rates of interest

The Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

12.	TERMS

12.1	Selection – Loans

12.1.1	Each Loan has one Term only.

12.1.2	A Borrower must select the Term for a Loan in the relevant Request.

12.1.3	Subject to the following provisions of this Clause, each Term for a Loan will be one, two, three, six, nine or 12 months or any other period agreed by the Company and the Agent acting on the instructions of all the Lenders.

12.2	No overrunning the Final Maturity Date

12.2.1	If a Term would otherwise overrun the Original Final Maturity Date, it will be shortened so that it ends on the Original Final Maturity Date unless all the Lenders have given a First Notice of Extension in accordance with Clause 2.3 (Extension of Facility).

12.2.2	If a Term would otherwise overrun the First Extended Final Maturity Date, it will be shortened so that it ends on the First Extended Final Maturity Date unless all the Lenders that have given a First Notice of Extension give a Second Notice of Extension in accordance with Clause 2.3 (Extension of Facility).

12.2.3	If a Term would otherwise overrun the Second Extended Final Maturity Date, it will be shortened so that it ends on the Second Extended Final Maturity Date.

12.3	Notification

The Agent must notify the relevant Borrower and the Lenders of the duration of each Term promptly after ascertaining its duration.

13.	MARKET DISRUPTION

13.1	Failure of a Reference Bank to supply a rate

If LIBOR or EURIBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00pm (local time) on a Rate Fixing Day, the applicable LIBOR or EURIBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

13.2	Market disruption

13.2.1	In this Agreement “Market Disruption Event” means:

(a)	LIBOR or EURIBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 12.00pm (local time) on the Rate Fixing Day; or

(b)	the Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 35 per cent. of that Loan that the cost to them of funding itself from whatever source it may reasonably select is in excess of LIBOR or EURIBOR for the relevant Term.

13.2.2	The Agent must promptly notify the Company and the Lenders of a market disruption event.

13.2.3	After notification under Clause 13.2.2 above, the rate of interest on each Lender’s share in the affected Loan for the relevant Term will be the aggregate of the applicable:

(a)	Margin; and

(b)	rate notified to the Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select.

13.3	Alternative basis of interest or funding

13.3.1	If a market disruption event occurs and the Agent or the Company so requires, the Company and the Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan and any future Loan.

13.3.2	Any alternative basis agreed will be, with the prior consent of all the Lenders and the Company, binding on all the Parties.

14.	TAXES

14.1	General

In this Clause “Tax Benefit” means any refund or elimination of, deduction for, or credit against, any Tax or any relief or remission for Tax (or its repayment).

14.2	Tax gross-up

14.2.1	Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law. No Obligor will be required to increase the amount of any payment if and to the extent that such Tax Deduction could have been avoided by the Lender by the timely filing of a statement of residence or similar statement with the relevant tax authorities.

14.2.2	If an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Agent. The Agent must then promptly notify the affected Parties.

14.2.3	Subject to Clause 14.6 (US Taxes), Clauses 14.2.1 and 14.2.4 of this Clause 14.2 and Clause 16.1 (Mitigation), if a Tax Deduction is required by law to be made by an Obligor or the Agent, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

14.2.4	In addition, an Obligor shall only be required to make an increased payment to a Lender that is a foreign intermediary or a flow-through entity for US federal income tax purposes to the extent that a portion of the payment made to such Lender, which was not subject to a Tax Deduction at the later of:

(a)	the date such Lender became a Lender under this Agreement; or

(b)	the date that the member or beneficiary of the Lender to whom such portion is attributable became a member or beneficiary of such Lender is subject to a Tax Deduction as a result of any change after such date in any law or regulation or any published practice or concession of any relevant taxing authority.

14.2.5	If an Obligor is required to make a Tax Deduction, that Obligor must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

14.2.6	Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making that Tax Deduction must deliver to the Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

14.3	Tax indemnity

14.3.1	Except as provided below, and subject to Clause 14.6 (US Taxes) each Obligor must indemnify a Finance Party against any loss or liability which that Finance Party determines has been suffered by that Finance Party or any of its Affiliates (for which, and to the extent that, that Obligor has not made a payment to that Finance Party pursuant to Clause 14.2.3) for or on account of any Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) from that Obligor under a Finance Document.

14.3.2	Clause 14.3.1 above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(a)	that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party has a Facility Office and is treated as resident for tax purposes;

(b)	that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction; or

if that Tax is a franchise tax or is imposed on or calculated by reference to the net income or net profits of that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income for this purpose.

14.3.3	Clause 14.3.1 above does not apply to any Tax assessed on a Finance Party that relates to a FATCA Deduction required to be made by a Party.

14.3.4	A Finance Party making, or intending to make, a claim under Clause 14.3.1 above must promptly notify the Company of the event which will give, or has given, rise to the claim.

14.4	Tax Benefits

If an Obligor makes a Tax Payment and the relevant Finance Party (in its absolute discretion and in good faith) determines that:

14.4.1	a Tax Benefit is attributable to that Tax Payment; and

14.4.2	it has used that Tax Benefit,

the Finance Party must pay an amount to the Obligor which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been in if the Tax Payment had not been required to be made by the Obligor.

14.5	Stamp taxes

Each Obligor must pay and indemnify each Finance Party against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document to which that Obligor is a party, except for any such Tax payable in connection with the entry into a Transfer Certificate.

14.6	US Taxes

14.6.1	In this Clause, US person has the meaning given to it in Section 7701(a)(30) of the Code.

14.6.2	Except as provided below, each Lender who is a US person must supply to the Agent on or prior to the first date for the payment of interest by a US Obligor under this Agreement (or, in the case of a New Lender, on or prior to the first date for the payment of interest by a US Obligor after such New Lender becomes a New Lender), two duly executed, accurate and complete US Internal Revenue Service (“IRS”) forms W-9. In addition, each Lender who is a US person agrees that from time to time, when a lapse in time or change in circumstances has rendered or will render the previous certification obsolete or inaccurate in any material respect, or upon reasonable request from the Company or a US Obligor (through the Agent) to that effect, it will deliver to the Agent two new duly executed, accurate and complete IRS forms W-9 and such other forms as may be required in order to confirm or establish whether such Lender is entitled to a continued exemption from US withholding Tax with respect to payments from a US Obligor.

Except as provided below, each Lender who is not a US person must supply to the Agent on or prior to the first date for the payment of interest by the US Obligor under this Agreement (or, in the case of a New Lender, on or prior to the first date for the payment of interest by the US Obligor after such New Lender becomes a New Lender or, in the case of a member or beneficiary of a Lender that is a foreign intermediary or flow-through entity for US Federal income tax purposes, on or prior to the first date for the payment of interest by the US Borrower after such member or beneficiary becomes a member or beneficiary of the foreign intermediary or flow-through entity), or in the case of a Lender that is a foreign intermediary or a flow-through entity for US federal income tax purposes, under the cover of a duly executed IRS form W-8IMY, as appropriate, two duly executed, accurate and complete IRS forms (i) W-8BEN or W-8BEN-E as applicable (with respect to an exemption under an income tax treaty) (ii) W-8BEN or W-8BEN-E as applicable and such information as a Obligor may reasonably require to establish an exemption from withholding under Section 881(c) of the Code (with respect to the portfolio interest exemption), (iii) W-8EXP, or (iv) W-8ECI (as appropriate) to enable each US Obligor to make payments to that Lender, or in case of a Lender that is a foreign intermediary or a flow-through entity for US federal income tax purposes, a portion of such payments attributable to one or more members or beneficiaries of the foreign intermediary or flow-through entity, under the Finance Documents without any deduction or withholding in respect of any Tax in the United States of America. In addition, each Lender which is not a US person agrees that from time to time, when a lapse in time or change in circumstances has rendered or will render the previous certification obsolete or inaccurate in any material respect, or upon reasonable request from the Company or US Obligor (through the Agent) to that effect, it will deliver to the Agent, or in the case of a Lender that is a foreign intermediary or a flow-through entity for US federal income tax purposes, under the cover of a duly executed IRS form W-8IMY, as appropriate, two new duly executed, accurate and complete IRS forms (i) W-8BEN or W-8BEN-E as applicable (with respect to the benefits of any income tax treaty) (ii) W-8BEN or W-8BEN-E as applicable and such information as a Obligor may reasonably require to establish an exemption from withholding under Section 881(c) of the Code

(with respect to the portfolio interest exemption) (iii) W-8EXP, or (iv) W-8ECI (as appropriate) and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in US withholding Tax with respect to payments, or in case of a Lender that is a foreign intermediary or a flow-through entity for US federal income tax purposes, a portion of such payments attributable to one or more members or beneficiaries of the foreign intermediary or flow-through entity, under this Agreement.

As promptly as practicable following receipt of any forms from a Lender pursuant to this Clause 14.6.2, the Agent shall deliver one of such forms to the US Obligor(s).

14.6.3	A Lender must comply with its obligations under Clause 14.6.2 above as soon as practicable after the date it becomes a Party or (if later) the date a US Obligor becomes a Party.

14.6.4	A Lender is not obliged to supply any form under Clause 14.6.2 above if it is unable to do so by reason of any change after the date of this Agreement in (or in the interpretation, administration or application of) any law or regulation or any published practice or concession of any relevant taxing authority.

14.6.5	A US Obligor is not obliged to pay any amount to a Lender pursuant to Clause 14.2 (Tax gross-up) or Clause 14.3 (Tax indemnity) to the extent that such amount would not have been payable if that Lender had complied with its obligations under this Clause, including in the event such Lender fails to supply any form under Clause 14.6.2 hereof (other than if the failure to supply such form is due to a change in law occurring after the date on which the form was originally required to be provided, notwithstanding the provisions of Clause 14.6.4 above).

14.6.6	A US Obligor is not obliged to pay any amount to a Lender pursuant to Clause 14.2 (Tax gross-up) or Clause 14.3 (Tax indemnity) in respect of any US federal Withholding Tax imposed under FATCA.

14.7	VAT

14.7.1	All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to Clause 14.7.2 below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

14.7.2	If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Subject Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

14.7.3	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

14.7.4	Any reference in this Clause 14.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

14.8	FATCA Information

14.8.1	Subject to Clause 14.8.3 below, each Party shall, within 20 Business Days of a reasonable request by another Party:

(a)	confirm to that other Party whether it is:

(i)	a FATCA Exempt Party; or

(ii)	not a FATCA Exempt Party;

(b)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; or

(c)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

14.8.2	If a Party confirms to another Party pursuant to Clause 14.8.1(a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceases to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

14.8.3	Clause 14.8.1 above shall not oblige any Finance Party to do anything, and Clause 14.8.1(c) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(a)	any law or regulation;

(b)	any fiduciary duty; or

(c)	any duty of confidentiality.

14.8.4	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 14.8.1(a) or 14.8.1(b) above (including, for the avoidance of doubt, where Clause 14.8.3 applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

14.8.5	If a Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within 10 Business Days of:

(a)	where an Original Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(b)	where a Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date;

(c)	the date a new US Tax Obligor accedes as a Borrower; or

(d)	where a Borrower if not a US Tax Obligor, the date of a request from the Agent,

Supply to the Agent:

(i)	a withholding certificate on the applicable Form W-8, From W-9 or any other relevant form; or

(ii)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

14.8.6	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or wavier it receives from a Lender pursuant to Clause 14.8.5 above to the relevant Borrower.

14.8.7	If any withholding certificate, withholding statement, document, authorisation or wavier provided to the Agent by a Lender pursuant to Clause 14.8.5 above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or wavier to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or wavier to the relevant Borrower.

14.8.8	The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 14.8.5 or 14.8.7 above without further verification. The Agent shall not be liable for any action taken by it under or in connection with Clause 14.8.5, 14.8.6 or 14.8.7 above.

14.9	FATCA Deduction

14.9.1	Each party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

14.9.2	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

15.	INCREASED COSTS

15.1	Increased Costs

Except as provided below in this Clause, each Borrower must, in respect of the borrowings made by it, pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

15.1.1	the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation;

15.1.2	compliance with any law or regulation; or

15.1.3	the implementation or application of, or compliance with the Basel III as implemented by CRD IV or any law or regulation that implements or applies the Basel III as implemented by CRD IV,

made after the date of this Agreement.

15.2	Exceptions

No Borrower need make any payment for an Increased Cost to the extent that the Increased Cost is:

15.2.1	compensated for under another Clause or would have been but for an exception to that Clause;

15.2.2	attributable to a Tax Deduction required by law to be made by an Obligor;

15.2.3	attributable to a FATCA Deduction required to be made by a Party;

15.2.4	compensated for by Clauses 14.2 (Tax gross-up) or 14.3 (Tax indemnity) (or would have been compensated for under Clauses 14.2 (Tax gross-up) or 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clauses 14.2.1 or 14.3.2 as applicable;

15.2.5	attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation; or

15.2.6	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in substantially the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”), or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or

15.2.7	attributable to the implementation or application of, or compliance with, Basel III as implemented by CRD IV to the extent that a Finance Party knew about or could reasonably be expected to have known about the relevant Increased Cost at the Effective Date (provided that, if the Increased Cost was not fully quantifiable on or prior to the date on which it became a Finance Party, Clause 15.2 (Exceptions) shall not apply to that amount of the Increased Cost which was not, or could not reasonably be expected to have been quantifiable).

In Clauses 15.1 and 15.2 “Basel III” means

(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2012, each as amended, supplemented or restated;

(B)	the rules for global systematically important banks contained in “Global systematically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

In Clauses 15.1 and 15.2 “CRD IV” means:

(i)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(ii)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

15.3	Claims

15.3.1	A Finance Party intending to make a claim for an Increased Cost must provide written notice to the Company 10 Business Days prior to the claim being issued. In addition, the Finance Party making the claim must when doing so provide the Company with reasonable evidence of the existence of the increased cost incurred and the amount and basis of calculation of the claim provided that it does not extend to information that the Lender is prevented from disclosing by law or which is confidential or price-sensitive.

15.3.2	For the avoidance of doubt, a claim for an Increased Cost can only be made for a period beginning from the date the Increased Cost was incurred up to six months thereafter. A claim for the relevant Increased Cost will not be permitted following the expiry of that six month period.

16.	MITIGATION

16.1	Mitigation

16.1.1	Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

(a)	any Tax Payment or Increased Cost being payable to that Finance Party;

(b)	that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; or

(c)	that Finance Party incurring any cost of complying with the minimum reserve requirements of any relevant central bank,

including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

16.1.2	Clause 16.1.1 above does not in any way limit the obligations of any Borrower under the Finance Documents.

16.1.3	The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Clause.

16.1.4	A Finance Party is not obliged to take any step under this Clause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.2	Conduct of business by a Finance Party

No term of this Agreement will:

16.2.1	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

16.2.2	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

16.2.3	oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

17.	PAYMENTS

17.1	Place

Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Agent) under the Finance Documents must be made to the Agent to its account at such office or bank:

17.1.1	in the principal financial centre of the country of the relevant currency; or

17.1.2	in the case of Euro, in the principal financial centre of a Participating Member State or London,

as it may notify to that Party for this purpose by not less than five Business Days’ prior notice.

17.2	Funds

Payments under the Finance Documents to the Agent must be made for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in that currency in the place for payment.

17.3	Distribution

17.3.1	Each payment received by the Agent under the Finance Documents for another Party must, except as provided below, be made available by the Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank:

(a)	in the principal financial centre of the country of the relevant currency; or

(b)	in the case of Euro, in the principal financial centre of a Participating Member State or London,

as it may notify to that Party for this purpose by not less than five Business Days’ prior notice.

17.3.2	The Agent may apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

17.3.3	Where a sum is paid to the Agent under this Agreement for another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Agent, that Party must immediately on demand by the Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Agent at a rate calculated by the Agent to reflect its cost of funds.

17.4	Impaired Agent

17.4.1	If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent may instead either pay that amount direct to the required recipient or pay that amount to an interest bearing account held with an Acceptable Bank in accordance with the provisions of Clause 21.1 (Definitions) and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

17.4.2	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

17.4.3	A Party which has made a payment in accordance with this Clause 17.4 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

17.4.4	Promptly upon the appointment of a successor Agent in accordance with Clause 24.17 (Replacement of the Agent), each Party which has made a payment to a trust account in accordance with this Clause 17.4 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 17.3 (Distribution).

17.5	Currency

17.5.1	Unless a Finance Document specifies that payments under it are to be made in a different manner the currency of each amount payable under the Finance Documents, subject to Clauses 17.5.2 to 17.5.5 below, is the Base Currency.

17.5.2	Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

17.5.3	A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date.

17.5.4	Amounts payable in respect of costs, expenses or Taxes are payable in the currency in which they are incurred.

17.5.5	Each other amount payable under the Finance Documents is payable in the Base Currency.

17.6	No set-off or counterclaim

All payments made by an Obligor under the Finance Documents must be made without set-off or counterclaim.

17.7	Business Days

17.7.1	If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Agent determines is market practice.

17.7.2	During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

17.8	Partial payments

17.8.1	If any Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Administrative Party must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

(a)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Finance Documents;

(b)	secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

(c)	thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

(d)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

17.8.2	The Agent must, if so directed by the Majority Lenders, vary the order set out in paragraphs (b) to (d) of Clause 17.8.1 above.

This Clause will override any appropriation made by an Obligor.

17.9	Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

17.9.1	the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

17.9.2	the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in Clause 17.9.1 if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

17.9.3	the Agent may consult with the Finance Parties in relation to any changes mentioned in Clause 17.9.1 but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

17.9.4	any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 29 (Amendments and Waivers);

17.9.5	the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 17.9; and

17.9.6	the Agent shall notify the Finance Parties of all changes agreed pursuant to Cause 17.9.4 above.

17.10	Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

18.	GUARANTEE AND INDEMNITY

18.1	Guarantee and indemnity

The Company irrevocably and unconditionally:

18.1.1	guarantees to each Finance Party punctual performance by each Borrower of all its payment obligations under the Finance Documents;

18.1.2	undertakes with each Finance Party that, whenever a Borrower does not pay any amount when due under any Finance Document, it must immediately on demand by the Agent pay that amount as if it were the principal obligor; and

18.1.3	agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Company under this indemnity will not exceed the amount it would have had to pay under this Clause 18 if the amount claimed had been recoverable on the basis of a guarantee.

18.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by each relevant Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3	Reinstatement

18.3.1	If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise), release or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or any similar event, the liability of the Company under this Clause will continue or be reinstated as if the discharge, release or arrangement had not occurred.

18.3.2	Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

18.4	Waiver of defences

The obligations of the Company under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any Finance Party). This includes:

18.4.1	any time or waiver granted to, or composition with, any person;

18.4.2	any release of any person under the terms of any composition or arrangement;

18.4.3	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

18.4.4	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

18.4.5	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

18.4.6	any amendment (however fundamental) of a Finance Document or any other document or security;

18.4.7	any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security; or

18.4.8	any insolvency or similar proceedings.

18.5	Immediate recourse

The Company waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from the Company under this Clause.

18.6	Appropriations

Until all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may without affecting the liability of the Company under this Clause:

18.6.1	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts; or

18.6.2	apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

18.6.3	hold in an interest-bearing suspense account any moneys received from the Company or on account of the Company’s liability under this Clause.

18.7	Non-competition

Until all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full, and unless the Agent otherwise directs, the Company shall not, after a claim has been made or by virtue of any payment or performance by it under this Clause:

18.7.1	be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf);

18.7.2	be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Company’s liability under this Clause;

18.7.3	claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

18.7.4	receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

The Company must hold in trust for and immediately pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Agent under this Clause.

18.8	Additional Security

This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

18.9	Limitations

Notwithstanding any other provisions of this Clause 18 (Guarantee and Indemnity) the guarantee, indemnity and other obligations of the Company expressed to be assumed in this Clause 18 (Guarantee and Indemnity) shall be deemed not to be assumed by the Company to the extent that the same would constitute unlawful financial assistance within the meaning of Article 2.98c of the Dutch Civil Code or any other applicable financial assistance rules under any relevant jurisdiction (the “Prohibition”) and the provisions of this Agreement and the other Finance Documents shall be construed accordingly. For the avoidance of doubt it is expressly acknowledged that the Company will continue to guarantee all such obligations which, if included, do not constitute a violation of the Prohibition. Furthermore, notwithstanding anything to the contrary contained herein, neither the US Obligor (or any future US Obligor) nor any subsidiary thereof shall be required to provide any guarantee, pledge or asset support agreement that, in the reasonable judgment of the US Obligor, would subject the US Obligor to any adverse tax consequence due to the application of Section 956 of the Code.

19.	REPRESENTATIONS

19.1	Representations

The representations set out in this Clause are made by each Obligor or (if it so states) the Company to each Finance Party, in each case with respect to itself, and where a representation relates to a member of the Group, the Company will make the representation in respect of that member of the Group.

19.2	Status

19.2.1	It is a limited liability company (or, in the case of the US Borrower, corporation), duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

19.2.2	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

19.3	Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

19.4	Sanctions and Anti-Corruption Laws

19.4.1	Neither it nor any member of the Group nor, to its knowledge, any director, officer, agent, employee of any member of the Group is a Sanctioned Person or has received notice of, or is otherwise aware of, any claim, suit, proceedings or investigation involving it with respect to Sanctions.

19.4.2	Neither it nor, to its knowledge, any member of the Group, any director, officer, agent, employee of any member of the Group has conducted its business in a manner that is non-compliant with applicable Anti-Corruption Laws.

19.4.3	Each Obligor and, to the best of each Obligor’s knowledge, each of its Group members has taken reasonable measures to ensure compliance with applicable Anti-Corruption Laws.

19.5	Legal validity

Subject to any general principles of law limiting its obligations and referred to in the Legal Opinions, each Finance Document to which it is a party is its legally binding, valid and enforceable obligation and is admissible in evidence in its jurisdiction of incorporation.

19.6	Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with:

19.6.1	any law or regulation applicable to it;

19.6.2	its constitutional documents; or

19.6.3	any document which is binding upon it or any of its Subsidiaries or any of its or its Subsidiaries’ assets,

in a manner which, in the case of Clause 19.6.1 and 19.6.3, is reasonably likely to have a Material Adverse Effect.

19.7	No default

19.7.1	No Default is outstanding or will result from the execution of, or the performance of any transaction contemplated by, any Finance Document.

19.7.2	No other event is outstanding which constitutes a default under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries’ assets to an extent or in a manner which is reasonably likely to have a Material Adverse Effect.

19.8	Authorisations

All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect (or will be, when required).

19.9	Financial statements

Its audited financial statements (consolidated, if applicable) most recently delivered to the Agent:

19.9.1	have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation and consistently applied; and

19.9.2	give a true and fair view of its financial condition as at the date to which they were drawn up.

19.10	No material adverse change

As at the date of this Agreement and the date of the first Request delivered under this Agreement, there has been no material adverse change in the consolidated financial condition of the Company or the Group as a whole, as the case may be, since the date to which the relevant Original Financial Statements were drawn up.

19.11	Litigation

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which is reasonably likely to be adversely determined and, if adversely determined, might reasonably be expected to have a Material Adverse Effect, have (to the best of its knowledge and belief) been started against it or any of its Subsidiaries.

19.12	Additional information

All factual written information supplied to the Agent in relation to this Agreement pursuant to Clause 20.4 (Information - miscellaneous) by or on behalf of any member of the Group after the date of this Agreement (or otherwise designated by the Agent and the Company as being covered by this Clause 19.12) is true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect.

19.13	Pari passu ranking

As at the date of this Agreement and the date of the first Request delivered under this Agreement, its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law.

19.14	Taxes on payments

As at the date of this Agreement, subject to Clause 14.6 (US Taxes) or Clause 14.2.1 of Clause 14.2 (Tax Gross-up), and subject to any qualifications contained in the Legal Opinions, all amounts payable by it under the Finance Documents may be made without any Tax Deduction.

19.15	Stamp duties

As at the date of this Agreement and subject to any qualifications contained in the Legal Opinions, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of any Finance Document.

19.16	Financial Indebtedness and Security Interests

As at the date of this Agreement and the date of the first Request delivered under this Agreement:

19.16.1	no member of the Group has any Financial Indebtedness outstanding other than to the extent permitted by the terms of this Agreement; and

19.16.2	no Security Interest exists over the whole or any part of the respective present or future assets of any member of the Group except for those permitted under Clause 22.8 (Negative pledge).

19.17	No winding-up

As at the date of this Agreement and the date of the first Request delivered under this Agreement:

19.17.1

no Material Group Member has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any such Material Group Member for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer in respect of a Material Group Member or of any or all of its assets or revenues; and

19.17.2	it and each of its Subsidiaries which is a Material Group Member is able to pay its debts as and when they fall due.

19.18	Jurisdiction/governing law

As at the date of this Agreement and the date of the first Request delivered under this Agreement, subject to any qualifications as to matters of law contained in the Legal Opinions and, with respect to the US Borrower and any other Obligor organised under the laws of the United States, any state thereof or the District of Columbia, subject to Debtor Relief Laws and general principles of equity, its:

19.18.1	irrevocable submission under this Agreement to the jurisdiction of (i) the courts of England and (ii) New York State courts and Federal courts sitting in the Borough of Manhattan, New York City; and

19.18.2	agreement that this Agreement is governed by English law,

19.18.3	are legal, valid and binding under the laws of its jurisdiction of incorporation; and

19.18.4	any judgment obtained in England or in New York will be recognised and be enforceable by the courts of its jurisdiction of incorporation and, in the case of New York, subject to Dutch laws, if applicable.

19.19	United States laws

19.19.1	In this Clause:

(a)	investment company and controlled have the meanings given to them in the United States Investment Company Act 1940, as amended.

(b)	public utility has the meaning given to it in the United States Federal Power Act of 1920, as amended.

19.19.2	The US Borrower is not:

(a)	a public utility, or subject to regulation, under the United States Federal Power Act of 1920, as amended;

(b)	required to be registered as an investment company under the United States Investment Company Act of 1940, as amended.

19.19.3

Except as would not be reasonably likely to result in a Material Adverse Effect, each Plan of a US Obligor and of each ERISA Affiliate of a US Obligor complies with all applicable requirements of law and regulation.

No Reportable Event has occurred with respect to any Plan, and except as would not be reasonably likely to result in a Material Adverse Effect, no steps have been taken to terminate any Plan. Except as would not be reasonably likely to result in a Material Adverse Effect, no a US Obligor nor any of its Subsidiaries or ERISA Affiliates has had a complete or partial withdrawal from any Multiemployer Plan or initiated any steps to do so.

19.20	Federal Reserve Regulations

19.20.1	The US Borrower is not engaged, nor does it intend to engage, principally or as one of its important activities, in the business of owning or extending credit for the purpose of “buying” or “carrying” any Margin Stock.

19.20.2	None of the proceeds of the Loans or other extensions of credit under this Agreement will be used for any purpose that violates the provisions of Regulations T, U or X.

19.21	Environment

19.21.1	As at the date of this Agreement and the date of the first Request delivered under this Agreement, it has obtained all Environmental Approvals required for the carrying on of its business as currently conducted and has at all times complied with:

(a)	the terms and conditions of such Environmental Approvals; and

(b)	all other applicable Environmental Laws,

where, in each case, if not obtained or complied with, the failure to do so or its consequences would have a Material Adverse Effect. There are to its knowledge, as at the date of this Agreement and the date of the first Request delivered under this Agreement, no circumstances that may prevent or interfere with such compliance in the future.

19.21.2	As at the date of this Agreement and the date of the first Request delivered under this Agreement, there are no Environmental Claims pending or formally threatened and there are no past or present acts, omissions, events or circumstances that would form, or are reasonably likely to form, the basis of any Environmental Claim (including any arising out of the generation, storage, transport, disposal or release of any dangerous substance) against any member of the Group which, if adversely determined, would have a Material Adverse Effect.

19.22	Anti-Terrorism Laws

19.22.1	To the best of each Obligor’s knowledge, neither it nor any of its Affiliates:

(a)	is, or is controlled by, a Restricted Party;

(b)	has received funds or other property from a Restricted Party; or

(c)	is in breach of or is the subject of any action or investigation under any Anti-Terrorism Laws.

Each Obligor and, to the best of each Obligor’s knowledge, each of its Affiliates has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws.

19.23	Compliance with Swiss Twenty Non-Bank Rule

19.23.1	As of the date of this Agreement each Swiss Borrower is in compliance with the Swiss Non-Bank Rules.

19.23.2	For the purposes of Clause 19.23.1 above, each Swiss Borrower shall assume that the aggregate number of Lenders which are Swiss Non-Qualifying Banks is five.

provided that no Swiss Borrower shall be in breach of this Clause 19.23 if such number of creditors is exceeded solely by reason of a failure of one or more Lenders or sub-participants to comply with their respective obligations under Clause 30.2 (Assignments and transfers by Lenders) and Clause 30.3 (Swiss Qualifying Bank).

19.24	Times for making representations

19.24.1	The representations set out in this Clause are made by each Original Obligor on the date of this Agreement.

19.24.2	Unless a representation is expressed to be given at a specific date, each representation is deemed to be repeated by:

(a)	each Additional Borrower on the date that Additional Borrower becomes a Borrower; and

(b)	each Obligor on the date of each Request and the first day of each Term.

19.24.3	When a representation in Clause 19.7.1 of Clause 19.7 (No Default) is repeated on a Request for a Rollover Loan or the first day of a Term for a Loan (other than the first Term for that Loan), the reference to a Default will be construed as a reference to an Event of Default.

19.24.4	When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

20.	INFORMATION COVENANTS

20.1	Financial statements

20.1.1	The Company must supply to the Agent in sufficient copies for all the Lenders (subject to Clause 20.7 (Use of websites)):

(a)	its audited consolidated financial statements for each of its financial years;

(b)	its consolidated unaudited interim financial statements for the first half year of each of its financial years; and

(c)	the audited consolidated financial statements of each Obligor (other than the Company) for each of their financial years (provided, in each case, that the relevant Obligor produces such financial statements).

20.1.2	All financial statements must be supplied as soon as they are available and:

(a)	in the case of its annual audited financial statements, no later than 150 days after the end of the relevant financial year;

(b)	in the case of any unaudited interim financial statements, within 60 days of the end of the relevant financial period; and

(c)	where applicable, in the case of the annual audited financial statements of any Obligor (other than the Company), no later than 210 days after the end of the relevant financial year.

20.2	Form of financial statements

20.2.1	The Company must ensure that each set of financial statements supplied under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.

20.2.2	The Company must notify the Agent of any material change to the manner in which the financial statements of any Obligor are prepared (including any change in the accounting principles, practices, policies or reference periods applicable to such financial statements).

20.2.3	If requested by the Agent, the Company must supply to the Agent:

(a)	a description of any change notified under Clause 20.2.2 above; and

(b)	a reconciliation statement showing sufficient information:

(i)	to enable the Finance Parties to make a reasonable comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent such financial statements delivered to the Agent under this Agreement; and

(ii)

to test the financial covenants set out in Clause 21 (Financial covenants) and to test compliance with the relevant percentages of shareholders’ equity set out in Clause 22.8 (Negative Pledge), paragraph (i)

of Clause 22.9.2 (Financial Indebtedness) as if the new set of financial statements had been prepared on the same basis as that used in the Original Financial Statements.

20.2.4	If requested by the Agent, the Company and the Agent must enter into good faith discussions for a period of not more than 30 days with a view to agreeing any amendments reasonably required to be made to this Agreement to place the Finance Parties in materially the same position as they would have been in if the change notified under Clause 20.2.2 above had not happened, with the intention that the level of headroom available in respect of the financial covenants set out in Clause 21 (Financial covenants) and the limits provided for in Clause 22.8 (Negative Pledge) and paragraph (j) of Clause 22.9.2 (Financial Indebtedness) should not be altered as a result of such amendments. For the avoidance of doubt, notwithstanding Clause 21.3.1, any revision of definitions used in computing the leverage ratio under Clause 21.3.1 as a consequence of changes to the accounting treatments under IFRS shall ensure the original ratio’s headroom available will not be reduced as a result of those changes. Any increase or reduction in the ratio of 4.0:1 shall require the approval of all of the Obligors and consent of the Majority Lenders.

20.2.5	Until an agreement is reached under Clause 20.2.4 above (or otherwise at any time) on the required amendments to this Agreement as a result of a change notified under Clause 20.2.2 above, the Company must ensure that each subsequent set of financial statements or management accounts delivered under this Agreement is accompanied by a reconciliation statement of the type referred to in Clause 20.2.4 above.

20.3	Compliance Certificate

20.3.1	The Company must supply to the Agent a Compliance Certificate with each set of its financial statements delivered in respect of a period ending on the last day of the first half of each financial year and the last day of each such financial year.

20.3.2	A Compliance Certificate must be signed by a member of the corporate executive of the board of the Company and an authorised signatory of the Company and, in the case of a Compliance Certificate supplied with its annual audited consolidated financial statements, be in such form as its auditors are prepared to give (if and only to the extent that firms of auditors of international repute have not adopted a general policy of not providing such reports).

20.4	Information - miscellaneous

20.4.1	The Company must supply to the Agent (in sufficient copies for all the Lenders if the Agent so requests and subject to Clause 20.7 (Use of websites)):

(a)	copies of all documents despatched by the Company to its shareholders (or any class of them) or its creditors generally or any class of them at the same time as they are despatched save to the extent that disclosure would contravene applicable laws and regulations or be in breach of any confidentiality agreements by which it is bound (save that the Company will use all reasonable endeavours to procure disclosure subject to a confidentiality undertaking provided by the Finance Parties);

(b)	promptly upon becoming aware of them, details of any material litigation, arbitration or administrative proceedings which are current, formally threatened in writing or pending and which are in the reasonable opinion of the Company reasonably likely to be adversely determined and, if adversely determined, are reasonably likely to have a Material Adverse Effect, except to the extent that a disclosure of any such information is restricted by any applicable laws, rules, regulations or stock exchange requirements, including that of the Securities and Exchange Commission, or by any duties of confidentiality which arise in the ordinary course of business; and

(c)	promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request save to the extent that disclosure would contravene applicable laws and regulations or be in breach of any confidentiality agreement (save that the Company will use all reasonable endeavours to procure disclosure subject to a Confidentiality Undertaking provided by the Finance Parties).

20.4.2	The Company must, promptly upon becoming aware of it, notify the Agent of any change in rating, or new rating, applicable to it or any of its Financial Indebtedness and published by a Rating Agency.

20.5	Notification of Default

20.5.1	Unless the Agent has already been so notified by another Obligor, an Obligor (or the Company on its behalf) must notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon that Obligor becoming aware of its occurrence.

20.5.2	Promptly on request by the Agent, the Company must supply to the Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

20.6	Year end

No Obligor may change its financial year end, other than minor adjustments for the purposes of bringing any Obligor’s financial year end in line with that of the Company.

20.7	Use of websites

20.7.1	The Company may deliver any information under this Agreement to a Lender by posting it on to an electronic website provided that:

(a)	the Company and the Agent shall designate an electronic website for this purpose;

(b)	the Company and the Agent have confirmed to each other the address of and any password for the website; and

(c)	the information posted shall be in a format agreed between the Company and the Agent.

20.7.2	The Agent must supply each relevant Lender with the address of and any password for the website.

20.7.3	Notwithstanding the above, if so requested by the Agent, the Company must supply to the Agent in paper form a copy of any information posted on the website together with sufficient copies for:

(a)	any Lender not agreeing to receive information via the website; and

(b)	within 10 Business Days of request any other Lender, if that Lender so requests.

20.7.4	The Company must promptly upon becoming aware of its occurrence, notify the Agent if:

(a)	the website cannot be accessed;

(b)	the website or any information on the website is infected by any electronic virus or similar software;

(c)	the password for the website is changed; or

(d)	any information to be supplied under this Agreement is posted on the website or amended in any material respect after being posted.

20.7.5	If the circumstances in Clauses 20.7.4(a) or (b) above occur, the Company must supply any information required under this Agreement in paper form.

20.8	“Know your customer” checks

20.8.1	If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(c)	an assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer proposed subject only to completion of the formalities described in this Clause 20.8 and/or Clause 30.2 (Assignments and transfers by Lenders) or any completed such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (c) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself, or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (c) above, or on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (c) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20.8.2	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20.8.3	The Company shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Borrower pursuant to Clause 30.9 (Additional Borrowers).

20.8.4

Following the giving of any notice pursuant to Clause 20.8.3 above, if the accession of such Additional Borrower obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent, such Lender or any prospective new Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Borrower.

21.	FINANCIAL COVENANTS

21.1	Definitions

In this Clause:

21.1.1	“Acceptable Bank” means a commercial bank, financial institution or trust company which has a rating of A- or higher by Standard & Poor’s or Fitch IBCA or A3 or higher by Moody’s or a comparable rating from a nationally recognised credit rating agency for its long-term debt obligations or has been approved by the Majority Lenders.

21.1.2	“Consolidated Cash and Cash Equivalents” means, at any time:

(a)	cash in bank, cash investments (including Rule 2a7 and IMMFA compliant Money Market Funds) and time deposits with any Acceptable Bank or asset management group acceptable to the Agent (acting on the instructions of the Majority Lenders);

(b)	cash in hand physically held by the Company and its Subsidiaries and cash in transit to any Acceptable Bank;

(c)	certificates of deposit, maturing within one year after the relevant date of calculation, issued by an Acceptable Bank;

(d)	any investment in marketable obligations issued or guaranteed by the government of the United States of America or the UK, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of them having an equivalent credit rating;

(e)	open market commercial paper:

(i)	for which a recognised trading market exists;

(ii)	issued in the United States of America or the UK, any member state of the European Economic Area or any Participating Member State;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)	which has a credit rating of either A-1 by Standard & Poor’s or Fitch IBCA or P-1 by Moody’s, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term debt obligations, an equivalent rating; or

(f)	any other instrument, security or investment approved by the Majority Lenders,

in each case, to which any member of the Group is beneficially entitled at that time and which is capable of being applied against Consolidated Total Borrowings. An acceptable bank for this purpose is a commercial bank, financial institution or trust company which has a rating of A- or higher by Standard & Poor’s or Fitch IBCA or A3 or higher by Moody’s or a comparable rating from a nationally recognised credit rating agency for its long-term debt obligations or has been approved by the Majority Lenders.

21.1.3	“Consolidated EBITDA” means the operating income of the Group for a Measurement Period, as adjusted by (to the extent any of the following items have been taken into account in the determination of operating income):

(a)	adding back (if negative) or deducting (if positive) any exceptional item;

(b)	adding back depreciation, amortisation and impairment of tangible and intangible assets; and

(c)	adding back any loss against or deducting any gain over book value arising on the disposal of an asset (otherwise than in the ordinary course of trading) by a member of the Group during that Measurement Period.

For these purposes, “operating income” is determined in the Original Financial Statements before taking into account:

(a)	all interest and other financing costs, charges and expenses (whether, in each case, paid, payable or capitalised) and losses or gains on foreign exchange transactions and derivatives;

(b)	any amount paid or accounted for in respect of taxation;

(c)	any extraordinary item; and

(d)	any amount attributable to minority interests and any share in the profits or losses of joint ventures and associates.

21.1.4	“Consolidated Total Borrowings” means, in respect of the Group, at any time the aggregate of the following:

(a)	the outstanding principal amount of any moneys borrowed;

(b)	the outstanding principal amount of any acceptance under any acceptance credit;

(c)	the outstanding principal amount of any bond, note, debenture, loan stock or other similar instrument;

(d)	the capitalised element of indebtedness under a finance or capital lease;

(e)	the outstanding principal amount of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis);

(f)	the outstanding principal amount of any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset;

(g)	any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in paragraph (c) above;

(h)	the outstanding principal amount of any indebtedness arising in connection with any other transaction (including any forward sale or purchase agreement) which is treated as a borrowing in accordance with IFRS; and

(i)	the outstanding principal amount of any indebtedness of any person of a type referred to in paragraphs (a) to (h) above which is the subject of a guarantee, indemnity or similar assurance against financial loss given by a member of the Group.

For the avoidance of doubt, any of (a)-(i) above which is treated as equity in accordance with IFRS shall not be included for the purposes of determination of the Consolidated Total Borrowings.

“Consolidated Total Net Borrowings” means at any time Consolidated Total Borrowings less Consolidated Cash and Cash Equivalents.

“Measurement Period” means each period of 12 months ending on the last day of the first half of each financial year of the Company and the last day of each such financial year.

21.2	Interpretation

21.2.1	Except as provided to the contrary in this Agreement, an accounting term used in this Agreement is to be construed in accordance with the principles applied in connection with the Original Financial Statements.

21.2.2	Any amount which is utilised for the purposes of determining compliance with the covenant set out in Clause 21.3 (Leverage ratio) for any Measurement Period, and denominated in a currency other than Euro, shall be taken into account on the basis of its Euro equivalent, calculated in accordance with the relevant rates of exchange used by the Company and published in its financial statements for the last financial quarter of that Measurement Period.

21.2.3	No item must be credited or deducted more than once in any calculation under this Clause.

21.3	Leverage ratio

21.3.1	Subject to Clause 21.3.2 below, the Company must ensure that the ratio of Consolidated Total Net Borrowings to Consolidated EBITDA does not exceed 4.0:1.

21.3.2	Clause 21.3.1 above shall not apply at any time when the Applicable Ratings of the Company are BBB/Baa2 or better but will apply if at any time no long term unsecured rating is assigned to the Company by at least one of the two ratings agencies (being Moody’s and S&P).

22.	GENERAL COVENANTS

22.1	General

Each Obligor agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each member of the Group, each Obligor must ensure that each of its Subsidiaries performs that covenant.

22.2	Authorisations

Each Obligor must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

22.3	Compliance with laws

Each member of the Group must comply with all laws to which it is subject to the extent that a breach of such law will be reasonably likely to have a Material Adverse Effect.

22.4	Sanctions

22.4.1	The Obligors will not (and each Obligor shall ensure that no other member of the Group will) directly or indirectly use the proceeds of any Utilisation, or otherwise make available such proceeds to any person in any manner that would result in a violation of Sanctions (including without limitation as a result of the proceeds of the Facility being used to fund or facilitate any activities or business of, with or related to (or otherwise to make funds available to or for the benefit of) any person who is a Sanctioned Person).

22.4.2	The Company shall ensure that (i) no person that is a Sanctioned Person will have any legal or beneficial interest in any funds repaid or remitted by a Borrower to any Finance Party in connection with the Facility, and (ii) no Borrower shall use any revenue or benefit derived from any activity or dealing with a Sanctioned Person for the purpose of discharging amounts owing to any Finance Party in respect of the Facility.

22.4.3	Each Obligor shall, and shall procure that each other member of the Group will, promptly upon becoming aware of the same, supply to the Agent details of any claim, action, suit, proceedings or investigation against it with respect to Sanctions.

22.5	Restricted Lender/Restricted Obligor

22.5.1	The representations and undertakings under Clauses 19.4 (Sanctions and Anti-Corruption Laws) and Clause 22.4 (Sanctions) (together the “Sanctions Provisions”) apply to any Obligor only if and to the extent that making of or compliance with such provisions does not result in a violation of the Council Regulation (EC) No 2271/96 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom, section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung - AWV) in connection with the German Foreign Trade Law (Außenwirtschaftsgesetz - AWG), the UK Equality Act 2010 and/or any other applicable anti-boycott or similar laws or regulations (together the “Anti Boycott Regulations”).

22.5.2	In relation to each Lender that notifies the Facility Agent to this effect (each a “Restricted Lender”), the Sanction Provisions shall only apply for the benefit of that Restricted Lender to the extent that it would not result in any violation of any Anti Boycott Regulations.

22.5.3	In connection with any amendment, waiver, determination or direction relating to any part of a Sanction Provision of which a Restricted Lender does not have the benefit pursuant to paragraph Clause 22.5.2 above, the Commitments of that Restricted Lender will be excluded for the purpose of determining whether the consent of the Majority Lenders has been obtained or whether the determination or direction by the Majority Lenders has been made.

22.6	Usage of proceeds

22.6.1	No part of the proceeds of any Utilisation will be used, directly or indirectly, for any purpose that would breach any applicable Anti-Corruption Laws.

22.7	Pari passu ranking

Each Obligor must ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law.

22.8	Negative pledge

22.8.1	Except as provided below, no member of the Group may create or allow to exist any Security Interest on any of its assets.

22.8.2	Clause 22.8.1 does not apply to:

(a)	any Security Interest on assets or revenues made in the ordinary course of a Group member’s trade;

(b)	any Security Interest arising by operation of mandatory provisions of laws applicable in that jurisdiction or under any retention of title, hire purchase or conditional sale arrangements;

(c)	any Security Interest over assets or revenues existing at the time of acquisition thereof provided that the Security Interest is released within six months of acquisition of the asset or revenue;

(d)	any Security Interest over assets pursuant to the general terms and conditions of a bank, customary in that jurisdiction, for example in the form of the General Banking Conditions (Algemene Bankvoorwaarden) prepared by the Dutch Bankers Association (Nederlandse Vereniging van Banken), and Consumers Union (Consumentenbond) or arising from any netting or set-off arrangements arising in the ordinary course of banking arrangements for the purpose of netting debt and credit balances;

(e)	any Security Interest over or affecting the assets or revenues of any company or other entity acquired by or merged with a member of the Group provided that the Security Interest is released within six months of such acquisition; and

(f)	any Security Interest provided over assets or revenues already in existence or arising out of contractual obligations entered into prior to the date of this Agreement provided that the principal amount of the Financial Indebtedness so secured when aggregated with the Financial Indebtedness incurred from time to time by members of the Group (other than the Company) does not exceed 10 per cent. of the total consolidated fixed assets of the Group (which, for the avoidance of doubt, shall only include the property, plant and equipment and investment property of the Group).

22.9	Financial Indebtedness

22.9.1	Except as provided below, no member of the Group (other than the Company) may incur any Financial Indebtedness.

22.9.2	Clause 22.9.1 does not apply to:

(a)	any Financial Indebtedness incurred in the ordinary course of a Group member’s trade;

(b)	any Financial Indebtedness incurred by a Subsidiary of the Company prior to the date of this Agreement the principal amount of which being, to the best of the Company’s knowledge, having made due and careful enquiry, not more than, in aggregate €7,075,000,000 (or its equivalent) in aggregate;

(c)	any Financial Indebtedness incurred under the Finance Documents or in respect of the Existing Facility;

(d)	any derivative transaction protecting against fluctuations in any rate, price, currency or commodity pricing entered into in the ordinary course of business (and not for speculative purposes);

(e)	any Financial Indebtedness incurred by a Subsidiary of the Company to replace or renew on substantially similar terms (but without increasing the aggregate principal amount outstanding or available thereunder at the time of replacement or renewal and excluding any Financial Indebtedness redeemed or repaid directly or indirectly from the making of a Utilisation) facilities existing prior to the date of this Agreement which fall due for final repayment after the Final Maturity Date;

(f)	any Financial Indebtedness owed by any member of the Group to any other member of the Group;

(g)	any Financial Indebtedness owed by any Subsidiary of the Company under any leases of its properties used for its trade and operational premises;

(h)	any Financial Indebtedness of any Subsidiary of the Company which Subsidiary is a financing vehicle (the principal amount of which when taken together with the principal amount of any Financial Indebtedness falling within paragraphs (b) and (e) above does not exceed, the Financial Indebtedness of all Subsidiaries of the Company existing at the date of this Agreement, the principal amount of which being to the best of the Company’s knowledge, having made due and careful enquiry, in aggregate €7,075,000,000 (or its equivalent) of existing indebtedness);

(i)	any Financial Indebtedness of any company or business acquired by a member of the Group after the date of this Agreement provided that:

(i)	that Financial Indebtedness was owed by the relevant company or business on the date it was so acquired and was not created or incurred in contemplation of the acquisition; and

(ii)	that Financial Indebtedness is discharged in full within 90 days after the completion of the relevant acquisition; and

(j)	any other Financial Indebtedness not falling within paragraphs (a) to (i) above provided that the aggregate amount thereof, when added to any Financial Indebtedness falling within Clause 22.8 (Negative Pledge), does not at any time exceed 10 per cent. (or, at any time when the Applicable Ratings of the Company are BBB/Baa2 or better, 15 per cent.) of the total consolidated assets of the Group according to the audited consolidated financial statements of the Company delivered pursuant to Clause 20.1 (Financial Statements) (as adjusted in accordance with any reconciliation statement delivered pursuant to Clause 20.2.4 of Clause 20.2 (Form of Financial Statements)).

22.9.3	The amount of the Financial Indebtedness referred to in paragraphs (b) and (h) of Clause 22.9.2 will be computed on the basis of IFRS prevailing as of 2 January 2011.

22.10	Change of business

The Company must ensure that no substantial change is made to the general nature of the business of the Group taken as a whole from that carried on at the date of this Agreement, provided that this provision shall not restrict any member of the Group from engaging in any ancillary or related business.

22.11	Mergers

22.11.1	Except as provided below, no Obligor may enter into any amalgamation, demerger, merger or reconstruction unless the surviving entity remains responsible for its obligations under the Finance Document and the Agent has received a satisfactory legal opinion confirming this.

22.11.2	Clause 22.11.1 does not apply to any such amalgamation, demerger, merger or reconstruction:

(a)	permitted under Clause 22.12 (Disposals); or

(b)	constituting an internal reorganisation or restructuring of any member of the Group (other than the Company) on a solvent basis.

22.12	Disposals

22.12.1	Except as provided in Clause 22.12.2 below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not and whether voluntarily or involuntarily, dispose of all or any part of its assets.

22.12.2	Clause 22.12.1 above does not apply to any disposal of assets made (with the exception of a disposal referred to in paragraph (d) below) on arm’s length terms:

(a)	by a member of the Group in its ordinary course of trading;

(b)	of obsolete or surplus assets not required for the efficient operation of the business of the Group;

(c)	in exchange for or to be replaced by other assets which are comparable or superior as to type, value and quality;

(d)	of assets by a member of the Group to another member of the Group;

(e)	disposals to which Group members are already committed prior to the date of this Agreement;

(f)	any disposal of cash and cash equivalent investments in the ordinary course of business; or

(g)	not otherwise permitted pursuant to paragraphs (a) to (f) above provided that the aggregate fair market value of the assets disposed of in reliance on this paragraph (g) do not exceed 30 per cent. of the total consolidated assets of the Group according to the most recent audited consolidated financial statements of the Company over the life of the Facility.

22.13	Environmental matters

22.13.1	Each member of the Group must ensure that it is, and has been, in compliance with all Environmental Law and Environmental Approvals applicable to it, where failure to do so is reasonably likely to have a Material Adverse Effect.

22.13.2	Each Obligor must, promptly upon becoming aware of it, notify the Agent of:

(a)	any Environmental Claim which is current, or to its knowledge, which is pending or formally threatened; or

(b)	any circumstances reasonably likely to result in an Environmental Claim,

which, if substantiated, is reasonably likely to have a Material Adverse Effect.

22.14	Insurance

Each member of the Group must insure its business and assets with its captive insurance company or with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure unless the failure to do so would not be reasonably likely to have a Material Adverse Effect.

22.15	United States laws

22.15.1	No Obligor may, in violation of Regulations T, U or X:

(a)	extend credit for the purpose, directly or indirectly, of buying or carrying Margin Stock; or

(b)	use any Loan, directly or indirectly, to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock.

22.15.2	Each Obligor must promptly upon becoming aware of it notify the Agent of:

(a)	any Reportable Event;

(b)	the termination of or withdrawal from, or any circumstances that would result in the termination of or withdrawal from, any Plan subject to Title IV of ERISA that would give rise to a liability in excess of €10,000,000; and

(c)	a claim or other communication received by the Obligor or any ERISA Affiliate from any governmental agency alleging material non-compliance with any law or regulation relating to any Plan.

22.15.3	Except as would not be reasonably likely to result in a Material Adverse Effect, each Obligor and its ERISA Affiliates must be, and remain, in compliance in all material respects with all laws and regulations relating to each of its Plans.

22.15.4	Each of the Obligors and its ERISA Affiliates must ensure that no event or condition exists at any time in relation to a Plan which would result in the imposition of a Security Interest on any of its assets.

22.16	Compliance with Swiss Twenty Non-Bank Rule

22.16.1	Each Swiss Borrower undertakes to ensure that it is in compliance with the Swiss Non-Bank Rules.

22.16.2	For the purposes of Clause 22.16.1 above, each Swiss Borrower shall assume that the aggregate number of Lenders which are Swiss Non-Qualifying Banks is five,

provided that no Swiss Borrower shall be in breach of this Clause 22.16 if such number of creditors is exceeded solely by reason of a failure of one or more Lenders or sub-participants to comply with their respective obligations under Clauses 30.2 (Assignments and transfers by Lender) and 30.3 (Swiss Qualifying Bank).

22.17	Removal of Restrictions

The obligations of the Obligors under Clause 22.12 (Disposals), and the €7,075,000,000 (or its equivalent) limit contained in paragraphs (b) and (h) of Clause 22.9.2 of Clause 22.9 (Financial Indebtedness) shall cease to apply at any time after the Applicable Ratings are at least BBB/Baa2 or higher.

22.18	Tax Status

Each Dutch Obligor shall ensure that, in the event its activities bring it, or at any time will bring it, within the definition of “Bank” in the Dutch FSA:

22.18.1	it will comply with Chapter 2.2 Dutch FSA; or

22.18.2	it has the benefit of a statutory exemption under Article 3:2 Dutch FSA.

23.	DEFAULT

23.1	Events of Default

Each of the events set out in this Clause is an Event of Default save for Clause 23.14 (Acceleration).

23.2	Non-payment

An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner and in the currency required under the Finance Documents, unless the non-payment:

23.2.1	is caused by technical or administrative error; and

23.2.2	is remedied within five Business Days of the due date.

23.3	Breach of other obligations

23.3.1	An Obligor does not comply with any term of Clause 21 (Financial Covenants); or

23.3.2	an Obligor does not comply with any other term of the Finance Documents not already referred to in this Clause, unless the non-compliance:

(a)	is capable of remedy; and

(b)	is remedied within 30 days of the earlier of the Agent giving notice and the Obligor becoming aware of the non-compliance.

23.4	Misrepresentation

A representation made or repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of any Obligor under any Finance Document (including, without limitation, under Clause 4 (Conditions Precedent)) is incorrect in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation:

23.4.1	are capable of remedy; and

23.4.2	are remedied within 30 days of the earlier of the Agent giving notice and the Obligor becoming aware of the misrepresentation.

23.5	Cross-default

Any of the following occurs in respect of a member of the Group:

23.5.1	any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

23.5.2	any of its Financial Indebtedness:

(a)	becomes prematurely due and payable; or

(b)	is placed on demand,

in each case, as a result of an event of default (howsoever described); or

23.5.3	any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default (howsoever described),

unless the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within Clauses 23.5.1 to 23.5.3 above is less than €75,000,000 (or its equivalent in any other currency or currencies).

23.6	Insolvency

Any of the following occurs in respect of a Material Group Member:

23.6.1	it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent;

23.6.2	it admits its inability to pay its debts as they fall due;

23.6.3	it suspends making payments on any of its debts or announces an intention to do so;

23.6.4	by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor for the rescheduling of any of its indebtedness (other than any bilateral discussions with individual creditors in relation only to the deferral of the date on which payments are due to that creditor); or

23.6.5	a moratorium is declared in respect of any of its indebtedness.

23.7	Insolvency proceedings

23.7.1	Except as provided below, any of the following occurs in respect of a Material Group Member:

(a)	any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors;

(b)	a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed;

(c)	any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration or dissolution;

(d)	an order for its winding-up, administration or dissolution is made;

(e)	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

(f)	its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

(g)	any other analogous step or procedure is taken in any jurisdiction.

23.7.2	Clause 23.7.1 does not apply:

(a)	to any petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within 30 days; or

(b)	to any solvent reorganisation or restructuring of any Non-Obligor on terms satisfactory to the Majority Lenders.

23.8	Creditors’ process

Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of a Material Group Member in respect of indebtedness in the aggregate principal amount in excess of €25,000,000, and (other than a Dutch conservatory attachment (conservatoir beslag)) is not discharged within 30 days.

23.9	United States Bankruptcy Laws

23.9.1	In this Clause:

(a)	“US Bankruptcy Law” means the Bankruptcy Code of the United States or any other United States Federal or State bankruptcy, insolvency or similar law.

(b)	“US Material Group Member” means any Material Group Member incorporated or organised under the laws of the United States of America or any state of the United States of America (including the District of Columbia).

23.9.2	Any of the following occurs in respect of a US Material Group Member:

(a)	it makes a general assignment for the benefit of creditors;

(b)	it commences a voluntary case or proceeding under any US Bankruptcy Law; or

(c)	an involuntary case under any US Bankruptcy Law is commenced against it and is not controverted within 30 days or is not dismissed or stayed within 90 days after commencement of the case.

23.10	Cessation of business

A Material Group Member ceases, or threatens to cease, to carry on business except as a result of any disposal allowed under this Agreement.

23.11	Effectiveness of Finance Documents

23.11.1	It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents in any material respect.

23.11.2	Any Finance Document is not effective or is alleged by an Obligor to be ineffective for any reason.

23.11.3	An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

23.12	Ownership of the Obligors

An Obligor (other than the Company) is not or ceases to be a wholly-owned Subsidiary of the Company, other than as a result of a disposal which is permitted under this Agreement.

23.13	Tax Status

A notice under Article 36 of the Tax Collection Act (Invorderingswet 1990) has been given by a Dutch Obligor.

23.14	Acceleration

23.14.1	If an Event of Default described in Clause 23.9 (United States Bankruptcy Laws) occurs in relation to any US Borrower, the Total Commitments will, if not already cancelled under this Agreement, be immediately and automatically cancelled.

23.14.2	If any Event of Default has occurred and is outstanding, the Agent may, and must if so directed by the Majority Lenders, by notice to the Company:

(a)	if not already cancelled under Clause 23.14.1, cancel the Total Commitments; and/or

(b)	declare that all or part of any amounts outstanding under the Finance Documents are:

(i)	immediately due and payable; and/or

(ii)	payable on demand by the Agent acting on the instructions of the Majority Lenders; and/or

(c)	declare that full cash cover in respect of each Letter of Credit is immediately due and payable.

Any notice given under this Clause will take effect in accordance with its terms.

24.	THE ADMINISTRATIVE PARTIES

24.1	Appointment and duties of the Agents

24.1.1	Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents.

24.1.2	Each Finance Party irrevocably authorises the Agent to:

(a)	perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions that are specifically given to it under or in connection with the Finance Documents, together with any other incidental rights, powers, authorities and discretions; and

(b)	execute each Finance Document expressed to be executed by the Agent.

24.2	Instructions

24.2.1	The Agent shall:

(a)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(i)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(ii)	in all other cases, the Majority Lenders; and

(b)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

24.2.2	The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

24.2.3	Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

24.2.4	The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

24.2.5	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

24.2.6	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

24.3	Duties of the Agent

24.3.1	The Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely mechanical and administrative in nature.

24.3.2	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

24.3.3	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

24.3.4	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

24.3.5	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

24.3.6	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

24.3.7	The Agent shall provide to the Company within 10 Business Days of a request by the Company (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

24.4	Role of the Arrangers

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

24.5	No fiduciary duties

Except as specifically provided in a Finance Document, nothing in any Finance Document makes an Administrative Party a trustee or fiduciary for any other Party or any other person. No Administrative Party shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

24.6	Individual position of an Administrative Party

24.6.1	If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

24.6.2	Each Administrative Party may:

(a)	carry on any business with any Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

(b)	retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with any Obligor or its related entities.

24.7	Business with the Group

24.7.1	The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

24.8	Reliance

The Agent and the Issuing Bank may:

24.8.1	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised to have been signed by, or with the authority of, the proper person;

24.8.2	assume that:

(a)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(b)	unless it has received notice of revocation, that those instructions have not been revoked; and

24.8.3	rely on a certificate from any person:

(a)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(b)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (a) above, may assume the truth and accuracy of that certificate; and

24.8.4	act under the Finance Documents through its personnel and agents.

24.9	Majority Lenders’ instructions

24.9.1	The Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, the Agent may act as it considers to be in the best interests of all the Lenders.

24.9.2	The Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

24.9.3	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings in connection with any Finance Document.

24.9.4	The Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders.

24.9.5	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

24.9.6	Without prejudice to the generality of clause 24.9.5 above or clause 24.9.7 below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

24.9.7	The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

24.9.8	The Agent may act in relation to the Finance Documents through its officers, employees and agents.

24.9.9	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

24.9.10	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

24.9.11	Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

24.10	Responsibility

24.10.1	No Administrative Party is responsible to any other Finance Party for the adequacy, accuracy or completeness of:

(a)	any Finance Document or any other document; or

(b)	any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

24.10.2	Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

(a)	has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

(b)	has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document.

24.11	Exclusion of liability

24.11.1	Without limiting paragraph (a) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:

(a)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(b)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(c)	without prejudice to the generality of paragraphs (a) and (b) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (but not including any claim based on the fraud of the Agent) arising as a result of:

(i)	any act, event or circumstance not reasonably within its control; or

(ii)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

24.11.2	No Party (other than the Agent or the Issuing Bank) may take any proceedings against any officer, employee or agent of the Agent or, as the case may be, the Issuing Bank, in respect of any claim it might have against the Agent or Issuing Bank or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of the Agent or Issuing Bank may rely on this Clause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

24.11.3	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

24.11.4	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:

(a)	any “know your customer” or other checks in relation to any person; or

(b)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

24.11.5	Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

24.12	Default

24.12.1	The Agent is not obliged to monitor or enquire whether a Default has occurred. The Agent is not deemed to have knowledge of the occurrence of a Default.

24.12.2	If the Agent:

(a)	receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

(b)	is aware of the non-payment of any principal or interest or any fee payable to a Lender under this Agreement,

it must promptly notify the Lenders.

24.13	Information

24.13.1	The Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent by a Party for that person.

24.13.2	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

24.13.3	Except as provided above, the Agent has no duty:

(a)	either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(b)	unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

24.13.4	In acting as the Agent, the agency division of the Agent is treated as a separate entity from its other divisions and departments. Any information acquired by the Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Agent may be treated as confidential by the Agent and will not be treated as information possessed by the Agent in its capacity as such.

24.13.5	The Agent is not obliged to disclose to any person any confidential information supplied to it by or on behalf of a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.

24.13.6	Each Obligor irrevocably authorises the Agent to disclose to the other Finance Parties any information which, in the Agent’s opinion, is received by it in its capacity as Agent. No Lender may request to see the Mandate Letter or any Fee Letter.

24.14	Indemnities

24.14.1	Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify the Agent for that Lender’s Pro Rata Share of any loss or liability incurred by the Agent in acting as Agent under the Finance Documents, except to the extent that the loss or liability is caused by the Agent’s gross negligence or wilful misconduct.

24.14.2	The Agent may deduct from any amount received by it for a Lender any amount due to the Agent from that Lender under a Finance Document but unpaid.

24.15	Compliance

Each Administrative Party may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

24.16	Resignation of the Agent

24.16.1	The Agent may resign and appoint any of its Affiliates as successor Agent by giving notice to the Lenders and the Company.

24.16.2	Alternatively, the Agent may resign by giving 30 days’ notice to the Lenders and the Company, in which case the Majority Lenders may, in consultation with the Company, appoint the successor Agent.

24.16.3	If no successor Agent has been appointed under Clause 24.16.2 above within 30 days after notice of resignation was given, the Agent may appoint the successor Agent.

24.16.4	The person(s) appointing the successor Agent must, if practicable, consult with the Company prior to the appointment. Any successor Agent must have an office in the UK.

24.16.5	The resignation of the Agent and the appointment of the successor Agent will both become effective only when the successor Agent notifies all the Parties that it accepts its appointment. On giving the notification, the successor Agent will succeed to the position of the Agent and the term Agent will mean the successor Agent.

24.16.6	The retiring Agent must, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

24.16.7	Upon its resignation becoming effective, this Clause will continue to benefit the retiring Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was Agent, and, subject to Clause 24.16.6 above, it will have no further obligations under any Finance Document.

24.16.8	After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign under Clause 24.16.2 above.

24.16.9	The Agent shall resign in accordance with this Clause 24.16 (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to Clause 24.16.3 above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(a)	the Agent fails to respond to a request under Clause 14.8 (FATCA Information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(b)	the information supplied by the Agent pursuant to Clause 14.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(c)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

24.17	Replacement of the Agent

24.17.1	After consultation with the Company, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent.

24.17.2	The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

24.17.3	The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 24 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

24.17.4	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

24.17.5	When replacing an Agent in accordance with the terms of this Clause the transfer restrictions as set out in Clause 30.2 (Assignments and transfers by Lenders) and Clause 30.3 (Swiss Qualifying Bank) shall be complied with.

24.18	Confidentiality

24.18.1	In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

24.18.2	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

24.19	Credit appraisal by the Lenders

24.19.1	Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)	the adequacy, accuracy or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

24.20	Relationship with the Lenders

24.20.1	The Agent may treat each Lender as a Lender entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days’ prior notice from that Lender to the contrary.

24.20.2	The Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

24.20.3	The Agent must keep a register of all the Parties and supply any other Party with a copy of the register on request. The register will include each Lender’s Facility Office(s) and contact details for the purposes of this Agreement.

24.21	Agent’s management time

If the Agent requires, any amount payable to the Agent by any Party under any indemnity, or in respect of any costs or expenses incurred by the Agent under the Finance Documents after the date of this Agreement may (except, in respect of the ordinary day-to-day administrative matters carried out prior to the occurrence of a Default, to the extent already covered by any other fees payable by the Company pursuant to the terms of its Fee Letter with the Agent), include the reasonable cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the relevant Party.

24.22	Role of Reference Banks

24.22.1	No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

24.22.2	No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

24.22.3	No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 24.22 subject to Clause Error! Reference source not found. and the provisions of the Third Parties Act.

24.23	Third party Reference Banks

A Reference Bank which is not a Party may rely on Clause 24.22 (Role of Reference Banks) and Clause 33 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.2.3 and the provisions of the Third Parties Act.

24.24	Notice period

Where this Agreement specifies a minimum period of notice to be given to the Agent, the Agent may, at its discretion, accept a shorter notice period.

25.	EVIDENCE AND CALCULATIONS

25.1	Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

25.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under the Finance Documents shall set out the basis of calculation in reasonable detail and will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

25.3	Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Agent determines is market practice.

26.	FEES

26.1	Agent’s fee

The Company must pay to the Agent, for its own account, an agency fee in the manner agreed in the Fee Letter between the Agent and the Company.

26.2	Issuing Bank fee

26.2.1 The Company must pay to the Issuing Bank, for its own account, a fee in the manner agreed in the Fee Letter between the Issuing Bank and the Company.

26.2.2 The Issuing Bank fee will not be payable in the event that an Issuing Bank becomes a Ratings Affected Lender (as defined in Clause 8.8 (Ratings Affected Lenders)) and, as a result, ceases to be an Issuing Bank save for outstanding Letters of Credit where it continues to be an Issuing Bank.

26.3	Upfront fees

The Company must pay to the Arrangers, for their own account, upfront fees in the manner agreed in any Fee Letter between the Arrangers (or the Agent) and the Company.

26.4	Commitment fee

26.4.1	The Company must pay a commitment fee in the Base Currency on the undrawn, uncancelled amount of each Lender’s Commitment, computed at 35 per cent. per annum of the applicable Margin from time to time.

26.4.2	Accrued commitment fee which is to be paid by the Company is payable from the date of this Agreement and is payable quarterly in arrears. Accrued commitment fee is also payable to the Agent for a Lender on the date any relevant Commitment is cancelled in full.

26.4.3	No commitment fee will be payable by the Company to a Defaulting Lender for any day on which that Lender is a Defaulting Lender under the terms of this Agreement.

26.5	Utilisation fee

26.5.1	The Company shall pay to the Agent (for the account of each Lender) from the Effective Date until the Final Maturity Date, a utilisation fee payable quarterly in arrears (on the basis of the actual number of days elapsed and a 360 day year) computed at the rate of:

(a)	0.10 per cent. per annum on the daily aggregate principal amount of the Loans outstanding on each day on which the aggregate principal amount of Loans outstanding exceeds zero per cent. but does not exceed 33 per cent. (inclusive) of the Total Commitments;

(b)	0.20 per cent. per annum on the daily aggregate principal amount of the Loans outstanding on each day on which the aggregate principal amount of Loans outstanding exceeds 33 per cent. but does not exceed 66 per cent. (inclusive) of the Total Commitments; or

(c)	0.40 per cent. per annum on the daily aggregate principal amount of the Loans outstanding on each day on which the aggregate principal amount of Loans outstanding exceeds 66 per cent. of the Total Commitments.

26.5.2	Accrued utilisation fee is payable quarterly in arrears. Accrued utilisation fee is also payable to the Agent for a Lender on the date that its Commitment is cancelled and its share in the Utilisations prepaid or repaid in full.

27.	INDEMNITIES AND BREAK COSTS

27.1	Currency indemnity

27.1.1	Each Borrower must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(a)	that Finance Party receiving an amount in respect of that Borrower’s liability under the Finance Documents; or

(b)	that liability being converted into a claim, proof, judgment or order,

in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

27.1.2	Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

27.2	Other indemnities

27.2.1	Each Borrower must indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(a)	the occurrence of any Event of Default;

(b)	any failure by that Borrower to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

(c)	(other than by reason of negligence or default by that Finance Party) a Utilisation not being made after a Request has been delivered by that Borrower for that Utilisation; or

(d)	a Utilisation (or part of a Utilisation) not being prepaid by that Borrower in accordance with a notice of prepayment.

27.2.2	Each Borrower’s liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Utilisation.

27.2.3	Each Borrower must indemnify the Agent against any loss or liability incurred by the Agent as a result of:

(a)	investigating any event which the Agent reasonably believes to be a Default;

(b)	entering into or performing any foreign exchange contract for the purposes of Clause 6 (Optional Currencies); or

(c)	acting or relying on any notice which the Agent reasonably believes to be genuine, correct and appropriately authorised.

27.3	Break Costs

27.3.1	The relevant Borrower must pay to each Lender its Break Costs in respect of the borrowings made by such Borrower.

27.3.2	Break Costs are the amount (if any) determined by the relevant Lender by which:

(a)	the interest (excluding Margin) which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

exceeds,

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

27.3.3	Each Lender must supply to the Agent for the relevant Borrower details of the amount and basis of calculation of any Break Costs claimed by it under this Clause.

28.	EXPENSES

28.1	Initial costs

The Company must pay to each Administrative Party the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by it (subject to any agreed cap) in connection with the negotiation, preparation, printing, execution and syndication of the Finance Documents.

28.2	Subsequent costs

The Company must pay to the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

28.2.1	the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and

28.2.2	any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by this Agreement.

28.3	Enforcement costs

The Company must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

29.	AMENDMENTS AND WAIVERS

29.1	Procedure

29.1.1	Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Lenders. The Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

29.1.2	The Agent must promptly notify the other Parties of any amendment or waiver effected by it under Clause 29.1.1 above. Any such amendment or waiver is binding on all the Parties.

29.2	Exceptions

29.2.1	An amendment or waiver which relates to:

(a)	the definition of Majority Lenders in Clause 1.1 (Definitions);

(b)	an extension of the date of payment of any amount to a Lender under the Finance Documents;

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

(d)	an increase in or an extension of a Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(e)	a release of an Obligor other than permitted in the Finance Documents;

(f)	a term of a Finance Document which expressly requires the consent of each Lender;

(g)	Clause 2.2 (Nature of Finance Parties’ rights and obligations), Clause 39 (Governing Law) or Clause 40.1 (Jurisdiction);

(h)	the right of the Lender to assign or transfer its rights or obligations under the Finance Documents; or

(i)	this Clause,

may only be made with the prior consent of all the Lenders.

29.2.2	An amendment or waiver which relates to the rights or obligations of an Administrative Party or a Reference Bank may only be made with the consent of that Administrative Party or that Reference Bank.

29.2.3	If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any of the terms of any Finance Document or other vote of Lenders under the terms of this Agreement within 10 Business Days (unless the Company and the Agent agree to a longer time period in relation to any request) of that request being made, its Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments or participations under the Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained to approve that request.

29.3	Change of currency

If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

29.4	Replacement of Lender

29.4.1	In the event that:

(a)	the Company or the Agent (at the request of the Company) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(b)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(c)	the Lenders whose Commitments aggregate more than 85 per cent. of the Total Commitments have consented or agreed to such waiver or amendment,

then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

29.4.2	If at any time:

(a)	any Lender becomes a Non-Consenting Lender;

(b)	any Obligor becomes obliged to repay any amount in accordance with Clause 10.1 (Mandatory prepayment - illegality) or to pay any amounts pursuant to Clause 14.2 (Tax Gross Up), 14.3 (Tax Indemnity) or 14.9.2 (Increased Costs) to any Lender or results in the application of Clause 11.5 (Minimum interest rates and payments); or

(c)	any Lender gives a notification under Clause 13.2 (Market disruption),

then the Company may, provided it gives at least 10 Business Days prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 30 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in or securitising loans, securities or other financial assets (excluding any member of the Group) (a “Replacement Lender”) selected by the Company, and which is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender’s participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisation and all accrued interest, commission, Letter of Credit fees, Break Costs and other amounts payable in relation thereto under the Finance Documents.

29.4.3	The replacement of a Lender pursuant to this Clause 29.4 shall be subject to the following conditions:

(a)	in the event of a replacement of a Non-Consenting Lender pursuant to Clause 29.4.2 above, such replacement may occur at any time during a period of 60 days commencing on the date on which the relevant consent is requested;

(b)	the Company shall have no right to replace the Agent;

(c)	neither the Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender;

(d)	in no event shall the Lender replaced under Clause 29.4. be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(e)	the transfer restrictions as set out in Clause 30.2 (Assignments and transfers by Lenders) and Clause 30.3 (Swiss Qualifying Bank) shall be complied with.

29.5	Disenfranchisement of Defaulting Lenders

29.5.1	For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be deemed reduced by the amount of its Available Commitments.

29.5.2	For the purposes of this Clause 29.5, the Agent may assume that the following Lenders are Defaulting Lenders:

(a)	any Lender which has notified the Agent that it has become a Defaulting Lender; and

(b)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

29.6	Replacement of a Defaulting Lender

29.6.1

The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 10 Business Days’ prior written notice to the Agent and such Lender replace such Lender by requiring such Lender to

(and such Lender shall) transfer pursuant to Clause 30 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement, to a Lender or other bank, financial institution, trust, fund or other entity (other than a member of the Group (a “Replacement Lender”) selected by the Company and which (unless the replacement Lender is already a Lender) has satisfied all the Agents ‘know your client’ and other similar checks, for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisation and all accrued interest and/or Break Costs and other amounts payable in relation thereto under the Finance Documents.

29.6.2	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 29.6 shall be subject to the following conditions:

(a)	The Company shall have no right to replace the Agent;

(b)	neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(c)	the transfer must take place no later than 60 days after the notice referred to in Clause 29.6.1;

(d)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(e)	the transfer restrictions as set out in Clause 30.2 (Assignments and transfers by Lenders) and Clause 30.3 (Swiss Qualifying Bank) shall be complied with.

29.7	Waivers and remedies cumulative

29.7.1	The rights of each Finance Party under the Finance Documents:

(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.

29.7.2	No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

30.	CHANGES TO THE PARTIES

30.1	Assignments and transfers by Obligors

No Obligor may assign or transfer any of its rights and obligations under the Finance Documents and the Company shall not be released from its obligations as Guarantor under Clause 18 above without the prior consent of all the Lenders.

30.2	Assignments and transfers by Lenders

30.2.1	Subject as provided in Clause 30.3 (Swiss Qualifying Bank), a Lender (the Existing Lender) may at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any other bank or financial institution or to a trust fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”) provided that:

(a)	such assignment or transfer does not result in the aggregate number of Lenders which are Swiss Non Qualifying Banks exceeding five in number;

(b)	the consent of the Company is required for an assignment or transfer by a Lender, unless:

(i)	the transfer or assignment is to another Lender or an Affiliate of a Lender; or

(ii)	an Event of Default is continuing,

(c)	the consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed, and the Company will be deemed to have given its consent if no express refusal is received within 10 days;

(d)	in no event shall an Obligor be obligated to pay to such New Lender any amounts, pursuant to Clause 14 of this Agreement, greater than such amounts the Obligor would have been required to pay to the assigning Lender in the absence of such Assignment; and

(e)	the consent of the Issuing Banks is required for a transfer unless:

(i)	an Event of Default is continuing; and

(ii)

the New Lender (A) has a long-term foreign currency rating with either S&P or Moody’s of BBB/Baa2 or better, or (B) deposits in a collateral account (held in the name of the relevant New Lender but under the sole dominion and control of the Agent for the benefit of the relevant Issuing Bank) cash in an amount equal to such New Lender’s Pro Rata Share in any Letter of Credit as collateral for its obligations to such Issuing Bank, over which security, in a form reasonably acceptable to the Agent and that Issuing Bank, has been granted.

30.2.2	A transfer of obligations will be effective only if obligations are novated in accordance with the following provisions of this Clause being that:

(a)	the New Lender confirms to the Agent and the Company in form and substance satisfactory to the Agent that it is bound by the terms of this Agreement as a Lender;

(b)	on the transfer becoming effective in this manner, the Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender; and

(c)	no assignment shall be effective unless it has been duly recorded in the Register pursuant to Clause 30.2.5.

30.2.3	Unless the Agent otherwise agrees, the New Lender (unless it is an Affiliate of the Existing Lender) must pay to the Agent for its own account, on or before the date any assignment or transfer occurs, a fee of €2,000.

30.2.4	Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

30.2.5	The Agent, acting solely for this purpose as the agent of the Obligors, shall maintain at one of its offices a copy of each assignment agreement and Transfer Certificate delivered to it and a register (the “Register”) for the recordation of the names and address of each Lender and the Commitments of and obligations owing to each Lender. The entries in the Register shall be conclusive, absent manifest error, and each Obligor, the Agent and each Lender shall treat each person whose name is recorded in the Register as a Lender notwithstanding any notice to the contrary. The Register shall be available for inspection by each Obligor at any reasonable time and from time to time upon reasonable prior notice.

30.3	Swiss Qualifying Bank

30.3.1	Subject to Clause 30.3.3 below, or save as may be otherwise agreed by the Agent and the Company (such agreement not to be unreasonably withheld), no Lender may:

(a)	assign all or any of its rights and benefits hereunder; or

(b)	transfer all or any of its rights, benefits and obligations hereunder, to any person which, at the time of such an assignment or transfer, does not confirm that it is a Swiss Qualifying Bank; or

(c)	enter into a sub-participation agreement in relation to this Agreement with any person which, at the time of such a sub-participation, does not confirm that it is a Swiss Qualifying Bank.

Save for an assignment, transfer or sub-participation permitted under Clause 30.3.3 below, a Swiss Borrower is not obliged to pay any amount to any Lender pursuant to Clause 14.2 (Tax Gross-Up) or Clause 14.3 (Tax Indemnity) if and for so long as the obligation to pay such amount arises solely because the relevant assignee, transferee or sub-participant is not a Swiss Qualifying Bank and, accordingly, the confirmation given by it referred to in this Clause 30.3.1 is, at the time of such confirmation, incorrect as to that person’s status as a Swiss Qualifying Bank. In the circumstance where such an incorrect statement has been made such assignment, transfer or sub-participation shall be deemed to be void and shall have no effect.

30.3.2	Any Lender which enters into a sub-participation agreement in relation to this Agreement shall ensure that:

(a)	the terms of such sub-participation agreement oblige the sub-participant to neither enter into further sub-participation agreements (in relation to the rights between it and such Lender) nor assign or grant any interest over the sub-participation agreement, except in each case to a person which confirms that it is at such time a Swiss Qualifying Bank;

(b)	the sub-participant enters into an undertaking in favour of each Lender and the Company to abide by the terms included in the sub-participation agreement to reflect paragraph (a) above;

(c)	the terms of such sub-participation agreement oblige the sub-participant, in respect of any further sub-participation, assignment or grant, to include a term identical to the provisions of this Clause mutatis mutandis, including a requirement that any further sub-participant, assignee or grantee enters into such undertaking; and

(d)

each Lender that enters in a sub-participation shall, acting solely for this purpose as a non-fiduciary agent of the Obligors, maintain a register for the recordation of the names and addresses of each sub-participant and the principal amounts (and interest thereon) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and each Obligor, the Agent and each Lender shall treat each person whose name is recorded n the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary.

30.3.3	A Lender may only assign, transfer or sub-participate all or any of its rights, benefits and obligations hereunder to a person which does not confirm that it is a Swiss Qualifying Bank in accordance with Clause 30.3.1 if (i) the Company has confirmed in writing that, after giving effect to the proposed accession of such person as a Lender, it will remain in compliance with the Swiss Non-Bank Rules and (ii) if so requested by the Company, such person has, as a condition precedent to its becoming a party hereto as a Lender or becoming a sub-participant, delivered to the Company tax rulings from the Swiss Tax Authorities satisfactory to the Company provided that such confirmation from the Company and such delivery of tax rulings to the Company is not required (1) if the transfer or assignment is to another Lender or an Affiliate of a Lender (provided that such Affiliate is a Swiss Qualifying Bank) or (2) an Event of Default is continuing.

30.3.4	Each Lender undertakes to notify the Company promptly after it has ceased to be a Swiss Qualifying Bank.

30.3.5	Each Swiss Borrower shall, if it would otherwise be in breach of the Swiss Non-Bank Rules, have an enforceable right under this Agreement to repay any Loan granted by a Lender if such Lender ceases to be a Swiss Qualifying Bank.

30.4	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 30, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

30.4.1	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

30.4.2	in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall:

(a)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(b)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents, and any such charge, assignment or Security in or over all or any of its rights under any Finance Document shall provide that, upon any enforcement thereof, any resulting assignment of such rights under any Finance Documents in accordance with paragraph (a) and (b) above shall be made in accordance with Clauses 30.2 (Assignments and transfers by Lenders) and 30.3 (Swiss Qualifying Bank) of Clause 30 (Changes to the Parties).

30.5	Disapplication or amendment of Non-Bank Rules

If the Swiss Non-Bank Rules are disapplied or amended in any material respect from their form as at the date of this Agreement, the Company or the Agent may (and the Agent shall, at the request of the Majority Lenders) request in writing to the Agent or the Company, as the case may be, that this Agreement be amended to reflect such change. The Company and the Finance Parties shall enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Obligors and the Finance Parties in substantially the same position (or otherwise in a position acceptable to the Company and the Majority Lenders) from a Swiss Withholding Tax perspective as they would have been in if the change had not happened. Any agreement between the Company and the Agent shall be, with the prior consent of the Majority Lenders, binding on all the Parties and if no agreement is reached under this Clause 30.4, this Agreement shall continue in effect in accordance with its terms.

30.6	Procedure for transfer by way of novations

30.6.1	In this Clause:

“Transfer Date” means, for a Transfer Certificate, the later of:

(a)	the proposed Transfer Date specified in that Transfer Certificate; and

(b)	the date on which the Agent executes that Transfer Certificate.

30.6.2	A novation is effected if:

(a)	the Existing Lender and the New Lender deliver to the Agent a duly completed Transfer Certificate in the form set out in the relevant part of Schedule 4 (Forms of Transfer Certificate); and

(b)	the Agent executes it.

The Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

30.6.3	Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Agent to execute any duly completed Transfer Certificate on its behalf.

30.6.4	On the Transfer Date:

(a)	the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and

(b)	the Existing Lender will be released from those obligations and cease to have those rights.

30.7	Limitation of responsibility of Existing Lender

30.7.1	Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:

(a)	any Finance Document or any other document; or

(b)	any statement or information (whether written or oral) made in or supplied in connection with any Finance Document,

and any representations or warranties implied by law are excluded.

30.7.2	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(a)	has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

(b)	has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

30.7.3	Nothing in any Finance Document requires an Existing Lender to:

(a)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

(b)	support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.

30.8	Costs resulting from change of Lender or Facility Office

If:

30.8.1	a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

30.8.2	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,

then, unless the assignment, transfer or change is made by a Lender to mitigate any circumstances giving rise to the Tax Payment, Increased Cost or a right to be prepaid and/or cancelled by reason of illegality, the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

30.9	Additional Borrowers

30.9.1	Subject to compliance with the provisions of Clauses 20.8.3 and 20.8.4 of Clause 20.8 (“Know your customer” checks), the Company may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. The wholly owned Subsidiary shall become an Additional Borrower if:

(a)	all the Lenders (or, in the case of a wholly owned Subsidiary incorporated in the same jurisdiction as any existing Borrower, all the Majority Lenders) approve the addition of that Subsidiary;

(b)	the Company delivers to the Agent a duly completed and executed Accession Agreement;

(c)	the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(d)	the Agent has received all of the documents and other evidence listed in Part B of Schedule 2 (Conditions precedent documents) in relation to that Additional Borrower each in form and substance satisfactory to the Agent.

30.9.2	The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part B of Schedule 2 (Conditions precedent documents).

30.9.3	Other than to the extent the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification descried in 30.9.2 above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

30.9.4	Delivery of an Accession Agreement, executed by the relevant Subsidiary and the Company, to the Agent constitutes confirmation by that Subsidiary and the Company that the Repeating Representations are true.

30.10	Resignation of a Borrower

30.10.1	In this Clause, Resignation Request means a letter in the form of Schedule 7 (Form of Resignation Request), with such amendments as the Agent may approve or reasonably require.

30.10.2	The Company may request that a Borrower (other than the Company) ceases to be a Borrower by giving to the Agent a duly completed Resignation Request.

30.10.3	The Agent must accept a Resignation Request and notify the Company and the Lenders of its acceptance:

(a)	if the Lenders have consented to the Resignation Request;

(b)	it is not aware that a Default is outstanding or would result from the acceptance of the Resignation Request; and

(c)	no amount owed by that Borrower under this Agreement is still outstanding.

30.10.4	The Borrower will cease to be a Borrower when the Agent gives the notification referred to in Clause 30.10.3 above.

30.11	Affiliates of Lenders

30.11.1	Each Lender may fulfil its obligations in respect of any Utilisation through an Affiliate if:

(a)	the relevant Affiliate is specified in this Agreement as a Lender in Schedule 1 (Original Lenders) or becomes a Lender by means of a Transfer Certificate in accordance with this Agreement; and

(b)	the Utilisations in which that Affiliate will participate are specified in this Agreement or in a notice given by that Lender to the Agent and the Company.

In this event, the Lender and the Affiliate will participate in Utilisations in the manner provided for in paragraph (b) above.

30.11.2	If Clause 30.11.1 above applies, the Lender and its Affiliate will be treated as having a single Commitment and a single vote, but, for all other purposes, will be treated as separate Lenders.

30.11.3	The Affiliate of a Lender shall be entitled to all rights and benefits under the Finance Documents relating to its participation in Utilisations, and shall have the corresponding duties of a Lender in relation thereto, and is a Party to this Agreement for those purposes.

30.11.4	A Lender which has an Affiliate will remain liable for the relevant obligations under the Finance Documents in the event that the Affiliate fails to perform them.

31.	DISCLOSURE OF INFORMATION

31.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 31.2 (Disclosure of Confidential Information) to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

31.2	Disclosure of Confidential Information

Any Finance Party may disclose:

31.2.1	to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 31.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

31.2.2	to any person:

(a)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates and professional advisers;

(b)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates and professional advisers;

(c)	appointed by any Finance Party or by a person to whom paragraph (a) or (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under Clause 24.20.3 of Clause 24.20 (Relationship with Lenders));

(d)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (a) or (b) above;

(e)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(f)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 30.4 (Security over Lenders’ rights);

(g)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(h)	who is a Party; or

(i)	with the consent of the Company;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(i)	in relation to paragraphs (a), (b) and (c) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(ii)	in relation to paragraph (d) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(iii)

in relation to paragraphs (e), (f) and (g) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

31.2.3	to any person appointed by that Finance Party or by a person to whom paragraph (a) or (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 31.2.3 if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; and

31.2.4	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

31.3	Disclosure to numbering service providers

31.3.1	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(a)	names of Obligors;

(b)	country of domicile of Obligors;

(c)	place of incorporation of Obligors;

(d)	date of this Agreement;

(e)	the names of the Agent and the Arrangers;

(f)	date of each amendment and restatement of this Agreement;

(g)	amount of Total Commitments;

(h)	currencies of the Facility;

(i)	type of Facility;

(j)	ranking of Facility;

(k)	Final Maturity Date for the Facility;

(l)	changes to any of the information previously supplied pursuant to paragraphs (a) to (k) above; and

(m)	such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

31.3.2	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

31.3.3	The Agent shall notify the Company and the other Finance Parties of:

(a)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(b)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

31.4	Entire agreement

This Clause 31 (Disclosure of Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

31.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

31.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

31.6.1	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (e) of Clause 31.2.2 except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

31.6.2	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 31 (Disclosure of Information).

31.7	Continuing obligations

The obligations in this Clause 31 (Disclosure of Information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

31.7.1	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

31.7.2	the date on which such Finance Party otherwise ceases to be a Finance Party.

31.8	Notification

The Agent shall, as soon as reasonably possible after receiving a Transfer Certificate, notify the Company of such assignment, transfer or other transaction reported in the Transfer Certificate. Each Finance Party hereby consents to the Company disclosing any information with regard to any Transfer Certificate, and any other information in relation to the Finance Documents, requested by the Eidgenoessische Steuerverwaltung, CH-Berne (“Eidgenoessische Steuerverwaltung”).

32.	SET-OFF

At any time after an Event of Default has occurred and is continuing, a Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33.	CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

33.1	Confidentiality and disclosure

33.1.1	The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by Clauses 33.1.2 and 33.1.3 below.

33.1.2	The Agent may disclose:

(a)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower; and

(b)	any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

33.1.3	The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(a)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(b)	any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(c)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor , as the case may be, it is not practicable to do so in the circumstances; and

(d)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

33.2	Related obligations

33.2.1	The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

33.2.2	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(a)	of the circumstances of any disclosure made pursuant to Clause 33.1.3(b) (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that any information has been disclosed in breach of this Clause 32.

33.3	No Event of Default

No Event of Default will occur under Clause 23.3 (Breach of other obligations) by reason only of an Obligor’s failure to comply with this Clause 33.

34.	PRO RATA SHARING

34.1	Redistribution

If any amount owing by an Obligor under this Agreement to a Lender (the recovering Lender) is discharged by payment, set-off or any other manner other than through the Agent under this Agreement (a recovery), then:

34.1.1	the recovering Lender must, within three Business Days, supply details of the recovery to the Agent;

34.1.2	the Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received by the Agent under this Agreement; and

34.1.3	the recovering Lender must pay to the Agent an amount equal to the excess (the redistribution).

34.2	Effect of redistribution

34.2.1	The Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Lenders, other than the recovering Lender, accordingly.

34.2.2	When the Agent makes a distribution under Clause 34.2.1 above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

34.2.3	If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under Clause 34.2.2 above, the relevant Obligor will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

34.2.4	If:

(a)	a recovering Lender must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

(b)	the recovering Lender has paid a redistribution in relation to that recovery,

each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the re-distribution. In this event, the subrogation in Clause 34.2.2 above will operate in reverse to the extent of the reimbursement.

34.3	Exceptions

Notwithstanding any other term of this Clause, a recovering Lender need not pay a redistribution to the extent that:

34.3.1	it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

34.3.2	it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:

(a)	the recovering Lender notified the Agent of those proceedings; and

(b)	the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

35.	SEVERABILITY

If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

35.1.1	the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

35.1.2	the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

36.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

37.	NOTICES

37.1	In writing

37.1.1	Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:

(a)	in person, by post, fax, email or any other electronic communication approved by the Agent; or

(b)	if between the Agent and a Lender and the Agent and the Lender agree, by email or other electronic communication.

37.1.2	For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

37.1.3	Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

37.2	Contact details

37.2.1	Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Agent on or before the date it becomes a Party.

37.2.2	The contact details of the Company for this purpose are:

Address:	Provincialeweg 11
1506 MA Zaandam
The Netherlands

Email:	group.legal@ahold.com
Attention:	Senior Director Corporate Support

With a copy to:	Ahold Finance Company N.V.
Curaçao, Geneva Branch
2, Rue Jean-Petitot
1204 Geneva
Switzerland

Fax number:	+41 22 592 8034
Email:	andy.nash@ahold.com, andre.van.der.toorn@ahold.com
Attention:	SVP Treasury, VP Treasury

With a copy to:	Ahold USA, Inc.
Fax number:	+1 617 770 6416
Email:	thippler@stopandshop.com
Attention:	Executive Vice President and General Counsel of Ahold U.S.A.

37.2.3	The contact details of the Agent for this purpose are:

Address:	2 King Edward Street
London EC1A 1HQ

Fax Number:	+44 20 8313 2149
Email:	emea.7115loansagency@bankofamerica.com
Attention:	Loans Agency

37.2.4	The contact details of each Original Issuing Bank for this purpose are:

Address:	Bank or America
One Fleet Way
Scranton, PA 18507
USA

Fax number:	+1 570 330 4187
Telephone:	+1 570 330 4214
Email:	michael.a.grizzanti@baml.com
Attention:	Michael A Grizzanti, Vice President

Address:	BNP Paribas Fortis SA/NV, Netherlands Branch
Herengracht 595
1017CE Amsterdam
The Netherlands

Fax number:	+ 31 20 550 13 06
Telephone:	+31 20 550 13 21/+31 20 550 13 87/+31 20 550 13 28/
+31 20 550 13 52
Email:	gts-amsterdam@bnpparibas.com
Attention:	Martin Peters, phone: +31 20 550 13 21
Erna Flapper, phone: +31 20 550 13 87
Rogelia Ratti, phone: +31 20 550 13 28
Ertunc Sarcan, phone: +31 20 550 13 52

37.2.5	Any Party may change its contact details by giving five Business Days’ notice to the Agent or (in the case of the Agent) to the other Parties.

37.2.6	Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

37.3	Effectiveness

37.3.1	Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

(a)	if delivered in person, at the time of delivery;

(b)	if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

(c)	if by fax, when received in legible form; and

(d)	if by e-mail or any other electronic communication, when received in legible form.

37.3.2	A communication given under Clause 37.3.1 above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

37.3.3	A communication to the Agent will only be effective on actual receipt by it.

37.4	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

37.5	Obligors

37.5.1	All communications under the Finance Documents to or from an Obligor must be sent through the Agent.

37.5.2	All communications under the Finance Documents to or from an Obligor (other than the Company) must be sent through the Company.

37.5.3	Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent:

(a)	to give and receive all communications under the Finance Documents;

(b)	to supply all information concerning itself to any Finance Party; and

(c)	to sign all documents under or in connection with the Finance Documents.

37.5.4	Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to the other Obligors.

37.5.5	The Agent may assume that any communication made by the Company is made with the consent of each other Obligor.

38.	LANGUAGE

38.1.1	Any notice given in connection with a Finance Document must be in English.

38.1.2	Any other document provided in connection with a Finance Document must be:

(a)	in English; or

(b)	(unless the Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

39.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

40.	ENFORCEMENT

40.1	Jurisdiction

40.1.1	The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document including a dispute regarding any non-contractual obligations arising out of or in connection with it or a dispute regarding its existence, validity or termination (each a “Dispute”).

40.1.2	Notwithstanding Clause 40.1.1 above, any New York State court or Federal court sitting in the Borough of Manhattan, New York City also has jurisdiction to settle any Dispute and each Obligor hereby irrevocably submits to the jurisdiction of such courts in any such Dispute.

40.1.3	The English and New York courts are the most appropriate and convenient courts to settle any Dispute, and each Obligor waives objection to those courts on the grounds of inconvenient forum or otherwise and waives any objection to the laying of venue in relation to proceedings brought in such courts in connection with any Finance Document.

40.1.4	This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

(a)	proceedings in any other court; and

(b)	concurrent proceedings in any number of jurisdictions.

40.2	Service of process

40.2.1	Each Obligor not incorporated in England and Wales irrevocably appoints Law Debenture Corporate Services Limited at 5th Floor, 100 Wood Street, London EC2V 7EX as its agent under the Finance Documents for service of process in any proceedings before the English courts.

40.2.2	Each Obligor not incorporated in New York State irrevocably appoints Law Debenture Corporate Services Limited at 400 Madison Avenue 4th Floor New York, New York 10017 as its agent for service of process in any proceedings before any New York State courts.

40.2.3	If any person appointed as process agent is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

40.2.4	Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

40.2.5	This Clause does not affect any other method of service allowed by law.

40.3	Waiver of trial by jury

Each party waives any right it may have to a jury trial of any claim or cause of action in connection with any finance document or any transaction contemplated by any finance document. This Agreement may be filed as a written consent to trial by court.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

ORIGINAL LENDERS

Name of Original Lender	Commitment (EUR)
Bank of America, N.A.	93,000,000
Bank of Tokyo - Mitsubishi UFJ (Holland) N.V.	93,000,000
BNP Paribas Fortis SA/NV, Netherlands Branch	93,000,000
Citibank International Plc*	93,000,000
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A	93,000,000
Deutsche Bank Luxembourg S.A.	93,000,000
ING Bank N.V.	93,000,000
JPMorgan Chase Bank N.A., London Branch	93,000,000
Mizuho Bank Nederland N.V.	93,000,000
The Royal Bank of Scotland plc	93,000,000
Société Générale	93,000,000
ABN AMRO Bank N.V.	59,000,000
Goldman Sachs Bank USA	59,000,000
KBC Bank NV, acting through its branch in The Netherlands, KBC bank NV Nederland	59,000,000
Total Commitments	1,200,000,000

*	and, in the case of Utilisation by the US Borrower., Citibank, N.A.

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

Part A: To be delivered before the First Request

1.	Original Obligors

(a)	A copy of the constitutional documents of each Original Obligor and (where applicable) a certificate of good standing of each Original Obligor.

(b)	A copy of a resolution of the board of directors of each Original Obligor (including a resolution of the management of Ahold Finance Company N.V., Curaçao, Geneva Branch) approving the terms of, and the transactions contemplated by, each Finance Document to which it is a party and authorising a specified person or specified persons to execute such Finance Documents on its behalf.

(c)	A specimen of the signature of each person authorised on behalf of an Original Obligor to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

(d)	A certificate of an authorised signatory of the Company certifying that each copy document specified in Part A of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement, and confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guarantee or similar limit binding on any Original Obligor to be exceeded.

(e)	Evidence that each agent of the Original Obligors under the Finance Documents for service of process in the UK and New York respectively has accepted its appointment.

2.	Dutch Obligors

(a)	An unconditional positive (central) works council advice in respect of the transactions contemplated by the Finance Documents (if applicable).

(b)	An extract from the register of Dutch Companies in respect of the Company.

3.	Curaçao Obligor

(a)	Such evidence as may be required to enable the Finance Parties to comply with the Curaçao Identifications of Financial Services Ordinances (Landsverordeningen identificatie financiële dienstverlening).

(b)	A copy of the business licence (vestigingsvergunning) and directors’ licenses (directeursvergunningen) granted to it and/or its directors (as the case may be) pursuant to the Establishment Ordinance (Vestigingsregeling voor Bedrijven).

(c)	A copy of either an exemption of Sections 9-15 of the Foreign Exchange Ordinance of Curaçao (Landsverordening Deviezenverkeer) granted to it or a licence as referred to in Section 10 of the Foreign Exchange Ordinance of Curaçao (Landsverordening Deviezenverkeer) granted to it.

4.	Legal Opinions

A Legal Opinion of:

(a)	Clifford Chance LLP, legal advisers in England to the Arrangers and the Agent;

(b)	Clifford Chance LLP, legal advisers in the Netherlands to the Arrangers and the Agent;

(c)	Spigt Dutch Caribbean N.V., Curaçao, legal advisers in Curaçao to the Arrangers and the Agent;

(d)	Lenz & Staehelin, legal advisers in Switzerland to the Arrangers and the Agent; and

(e)	Venable LLP, legal adviser in Maryland, USA to the Arrangers and the Agent,

in each case, addressed to the Finance Parties.

5.	Other Documents and Evidence

(a)	Evidence that all fees and expenses including legal fees due and payable from the Company under the Finance Documents have been or will be paid by the first Utilisation Date.

(b)	A copy of the Original Financial Statements.

(c)	Evidence of appointment of process agents referred to in Clause 40.2 (Service of Process)

(d)	Evidence that the Existing Facility has been cancelled and repaid in full or will be repaid from the proceeds of the first Utilisation.

Part B: For an Additional Borrower

1.	Additional Borrowers

(a)	An Accession Agreement, duly executed by the Company and the Additional Borrower.

(b)	A copy of the constitutional documents of the Additional Borrower and (where applicable in the case of an Additional Borrower incorporated in the US, a certificate of good standing certificate of the Additional Borrower).

(c)	A copy of a resolution of the board of directors of the Additional Borrower approving the terms of, and the transactions contemplated by, the Accession Agreement.

(d)	A specimen of the signature of each person authorised on behalf of the Additional Borrower to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

(e)	In the case of an Additional Borrower incorporated in The Netherlands:

(i)	A copy of a resolution of the managing board/supervisory board/shareholders (in each case to the extent applicable for that Additional Borrower) of the Additional Borrower approving the terms of, and transactions contemplated by, this Agreement.

(ii)	If applicable to the relevant Additional Borrower, an unconditional positive works council advice (advies) in respect of the transactions contemplated by this Agreement.

(iii)	An extract of the registration of the Additional Borrower in the trade register of the chamber of commerce.

(f)	A certificate of an authorised signatory of the Additional Borrower certifying that each copy document specified in Part B of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Agreement.

(g)	If available, a copy of the latest audited accounts of the Additional Borrower.

(h)	Evidence that each agent of the Additional Borrower under the Finance Documents for service of process in the UK and New York respectively has accepted its appointment.

2.	Legal Opinions

(a)	If the Additional Borrower is incorporated in a jurisdiction other than England, a legal opinion from legal advisers in that jurisdiction, addressed to the Finance Parties.

(b)	A legal opinion of Clifford Chance LLP, legal advisers in England to the Agent, addressed to the Finance Parties.

3.	Other Documents and Evidence

(a)	Evidence that all expenses due and payable from the Company under this Agreement in respect of the Accession Agreement have been paid.

(b)	A copy of any other authorisation or other document, opinion or assurance which the Agent has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Accession Agreement or for the validity and enforceability of any Finance Document.

SCHEDULE 3

FORM OF REQUEST

To:	BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as Agent

[Copy:	BANK OF AMERICA, N.A. and BNP Paribas Fortis SA/NV, Netherlands Branch together as the Issuing Banks][1]

From:	[•]

Date:	[•]

KONINKLIJKE AHOLD N.V. – €1,000,000,000 Facilities Agreement dated [•] 2011 (the “Agreement”)

2.	We refer to the Agreement. This is a Request. Terms defined in the Agreement have the same meaning in this Request unless given a different meaning in this Request.

3.	We wish to [borrow a Loan / arrange for a Letter of Credit to be issued] on the following terms:

(a)	Utilisation Date: [•];

(b)	Currency of Loan: [•];

(c)	Amount: [•];

(d)	Term: [•] (Specify whether Permitted Long-Term LC is requested); and

(e)	Name of Beneficiary: (LC Requests only).

4.	Our [payment/delivery][2] instructions are: [•].

5.	We confirm that each of the Repeating Representations will be true as of the date of this Request and the Utilisation Date and that no [Default][Event of Default][3] has occurred and is continuing under the Agreement. [We also confirm (on behalf of the Company) that, as at each of those dates, the Company is not aware that there is a breach of any of the financial covenants set out in Clause 21 (Financial Covenants) of the Agreement in respect of the most recently ended Measurement Period.[4]

6.	This Request is irrevocable.

7.	[We attach a copy of the proposed Letter of Credit.][5]

[1]	For Letter of Credit Requests only.
[2]	Delete as applicable.
[3]	Event of Default for Rollover Loans.
[4]	Include if Compliance Certificate for most recently ended Measurement Period has not yet been delivered.
[5]	Delete as applicable.

By:

[Borrower]

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:	BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as Agent

From:	[THE EXISTING LENDER] (the “Existing Lender”) and [THE NEW LENDER] (the “New Lender”)

Date:	[•]

KONINKLIJKE AHOLD N.V. – €1,000,000,000 Facilities Agreement dated [•] 2011 (the “Agreement”)

We refer to the Agreement. This is a Transfer Certificate in respect of the Existing Lender’s Commitment. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

1.	The Existing Lender transfers by novation to the New Lender the Existing Lender’s rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.	The proposed Transfer Date is [•].

3.	The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

4.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

5.	The amount transferred to a New Lender in relation to a Loan/Commitment made to a Borrower shall be at least €100,000 (or its equivalent in another currency) or, if it is less, the New Lender shall confirm in writing to the relevant Borrower that it is a Non-Public Lender.

6.	[The New Lender represents and warrants to the Company that on the Transfer Date it is a Swiss Qualifying Bank for the purposes of Swiss Withholding Tax.].[6]

THE SCHEDULE

Rights and obligations to be transferred by novation

[Insert relevant details, including amount of Existing Lender’s Commitment]

Administrative details of the New Lender

[Insert details of Facility Office, address for notices and payment details etc.]

[6]	To be included if it is a requirement of Dutch law that a New Lender to the Company must be a Non-Public Lender.

[EXISTING LENDER]	[NEW LENDER]

By:	By:

The Transfer Date is confirmed by the Agent as [•].

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

By:

SCHEDULE 5

FORM OF COMPLIANCE CERTIFICATE

To:	BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as Agent

From:	KONINKLIJKE AHOLD N.V.

Date:	[•]

KONINKLIJKE AHOLD N.V. – €1,000,000,000 Facilities Agreement dated [•] 2011 (the “Agreement”)

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

1.	We confirm that as at [relevant testing date] Consolidated Total Net Borrowings were [•] and for the Measurement Period ending on that date Consolidated EBITDA was [•]; therefore, the ratio of Consolidated Total Net Borrowings to Consolidated EBITDA was [•:•].

2.	We set out below calculations establishing the figures in paragraph 2 above:

(a) [•]

3.	[We confirm that no Default is outstanding as at [relevant testing date]].

4.	We confirm that the [senior unsecured credit rating of the Company with S&P]/[senior unsecured credit rating of the Company with Moody’s]/[the rating of the Company with an equivalent rating of another ratings agency approved as an alternative by the Agent and the Company in writing] is currently [•].

KONINKLIJKE AHOLD N.V.

By:

[insert applicable certification language]

for
[auditors of the Company]

SCHEDULE 6

FORM OF ACCESSION AGREEMENT

To:	BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as Agent

From:	KONINKLIJKE AHOLD N.V. and [Proposed Borrower]

Date:	[•]

KONINKLIJKE AHOLD N.V. – €1,000,000,000 Facilities Agreement dated [•] 2011 (the “Agreement”)

1.	We refer to the Agreement. This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Agreement. Terms defined in the Agreement have the same meaning in paragraphs 1-3 of this Accession Deed unless given a different meaning in this Accession Deed.

2.	[Proposed Borrower] agrees to become an Additional Borrower and to be bound by the terms of the Agreement and the other Finance Documents as an Additional Borrower pursuant to Clause 30.9 (Additional Borrowers) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [•].

3.	[Proposed Borrower’s] administrative details for the purposes of the Agreement are as follows:

Address: [•]

Fax No: [•]

Attention: [•]

4.	This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS ACCESSION DEED has been signed on behalf of the Company and executed as a deed by [Proposed Borrower] and is delivered on the date stated above.

KONINKLIJKE AHOLD N.V.

By:

PROPOSED BORROWER

By:

SCHEDULE 7

FORM OF RESIGNATION REQUEST

To:	BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as Agent

From:	KONINKLIJKE AHOLD N.V. and [relevant Borrower]

Date:	[•]

KONINKLIJKE AHOLD N.V. – EUR 1,000,000,000 Facilities Agreement dated [•] 2011 (the “Agreement”)

We refer to the Agreement. This is a Resignation Request. Terms defined in the Agreement have the same meaning in this Resignation Request unless given a different meaning in this Resignation Request.

1.	We request that [resigning Borrower] be released from its obligations as a Borrower under the Agreement.

2.	We confirm that no Default is outstanding or would result from the acceptance of this Resignation Request.

3.	We confirm that as at the date of this Resignation Request no amount owed by [resigning Borrower] under the Agreement is outstanding.

4.	This Resignation Request and any non-contractual obligations arising out of or in connection with it are governed by English law.

KONINKLIJKE AHOLD N.V.	[Relevant Borrower]

By:	By:

The Agent confirms that this resignation takes effect on [•].

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

By:

SCHEDULE 8

TIMETABLES

	Loans in Euro (€)	Loans in Sterling (£)	Loans in other currencies
Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	—	—	U-4
Delivery of a duly completed Request (Clause 5.2 (Completion of Requests)	U-3 9.30am	U-1 9.30am	U-3 9.30am
Agent determines (in relation to a utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Advance of Loan)	Date of receipt by Agent of Request 12.00pm	Date of receipt by Agent of Request 12.00pm	Date of receipt by Agent of Request 12.00pm
Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Advance of Loans)	U-3 3.00pm	U-1 3.00pm	U-3 3.00pm
Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a currency)	U-2 9.00am	U 9.00am	U-2 9.00am
Agent gives notice in accordance with Clause 6.2 (Unavailability of a currency)	U-2 10.00am	U-2 10.00am	U-2 10.00am
LIBOR or EURIBOR is fixed	Rate Fixing Day as of 11.00am Brussels time in respect of EURIBOR	Rate Fixing Day as of 11.00am	Rate Fixing Day as of 11.00am
Each Lender makes its participation in a Loan available in accordance with Clause 5.4 (Advance of Loans)	U 2.00pm	U 2.00pm	U 2.00pm

“U” = date of utilisation

“U - X” = X Business Days prior to date of utilisation

SCHEDULE 9

EXISTING LETTERS OF CREDIT

[•]

IN WITNESS of which this document has been executed as an agreement on the date which first appears on page 1 above.

Company

Signed by [name] for and on behalf of KONINKLIJKE AHOLD N.V.	) ) )

Signature

US Borrower

Signed by [name] for and on behalf of AHOLD U.S.A., INC	) ) )

Signature

Curaçao Borrower

Signed by [name] for and on behalf of AHOLD FINANCE COMPANY N.V. (acting through its Geneva branch AHOLD FINANCE COMPANY N.V., CURAÇAO, GENEVA BRANCH)	) ) ) ) ) ) )

Signature

Arrangers, Bookrunners and co-ordinators

Signed by [name] for and on behalf of BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED	) ) ) )

Signature

Signed by [name] for and on behalf of THE BANK OF TOKYO- MITSUBISHI UFJ, LTD.	) ) ) )

Signature

Signed by [name] for and on behalf of BNP PARIBAS FORTIS SA/NV, NETHERLANDS BRANCH	) ) )

Signature

Arrangers and Bookrunners

Signed by [name] for and on behalf of CITIGROUP GLOBAL MARKETS LIMITED .	) ) ) )

Signature

Signed by [name] for and on behalf of COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A. (TRADING AS RABOBANK)	) ) ) ) ) ) )

Signature

Signed by [name] for and on behalf of DEUTSCHE BANK AG, LONDON BRANCH	) ) ) )

Signature

Signed by [name] for and on behalf of ING BANK N.V.	) ) )

Signature

Signed by [name] for and on behalf of MIZUHO BANK NEDERLAND N.V.	) ) ) )

Signature

Signed by [name] for and on behalf of J.P. MORGAN LIMITED	) ) )

Signature

Signed by [name] for and on behalf of THE ROYAL BANK OF SCOTLAND PLC	) ) ) )

Signature

Signed by [name] for and on behalf of SOCIÉTÉ GÉNÉRALE CORPORATE & INVESTMENT BANKING (THE CORPORATE AND INVESTMENT BANKING DIVISION OF SOCIÉTÉ GÉNÉRALE)	) ) ) ) ) ) ) ) )

Signature

Arrangers

Signed by [name] for and on behalf of ABN AMRO BANK N.V.	) ) )

Signature

Signed by [name] for and on behalf of GOLDMAN SACHS BANK USA	) ) ) )

Signature

Signed by [name] for and on behalf of KBC BANK NV, ACTING THROUGH ITS BRANCH IN THE NETHERLANDS, KBC BANK NV NEDERLAND	) ) ) ) ) )

Signature

Original Lenders

Signed by [name] for and on behalf of BANK OF TOKYO - MITSUBISHI UFJ (HOLLAND) N.V.	) ) ) ) )

Signature

Signed by [name] for and on behalf of BANK OF AMERICA, N.A.	) ) )

Signature

Signed by [name] for and on behalf of BNP PARIBAS FORTIS SA/NV, NETHERLANDS BRANCH	) ) )

Signature

Signed by [name] for and on behalf of U.S. BANK NATIONAL ASSOCIATION	) ) ) )

Signature

Signed by [name] for and on behalf of COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A.	) ) ) ) )

Signature

Signed by [name] for and on behalf of DEUTSCHE BANK LUXEMBOURG S.A.	) ) ) )

Signature

Signed by [name] for and on behalf of ING BANK N.V.	) ) )

Signature

Signed by [name] for and on behalf of JPMORGAN CHASE BANK N.A., LONDON BRANCH	) ) ) )

Signature

Signed by [name] for and on behalf of MIZUHO BANK NEDERLAND N.V.	) ) ) )

Signature

Signed by [name] for and on behalf of THE ROYAL BANK OF SCOTLAND PLC	) ) ) )

Signature

Signed by [name] for and on behalf of SOCIÉTÉ GÉNÉRALE	) ) )

Signature

Signed by [name] for and on behalf of ABN AMRO BANK N.V.	) ) )

Signature

Signed by [name] for and on behalf of GOLDMAN SACHS BANK USA	) ) )

Signature

Signed by [name] for and on behalf of KBC BANK NV, ACTING THROUGH ITS BRANCH IN THE NETHERLANDS, KBC BANK NV NEDERLAND	) ) ) ) ) )

Signature

Issuing Bank

Signed by [name] for and on behalf of BANK OF AMERICA, N.A.	) ) )

Signature

Signed by [name] for and on behalf of BNP PARIBAS FORTIS SA/NV, NETHERLANDS BRANCH	) ) )

Signature

Agent

Signed by [name] for and on behalf of BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED	) ) ) )

Signature

SIGNATORIES

Company

Signed by for and on behalf of KONINKLIJKE AHOLD N.Y.	) ) )

/s/ Andrew C. Nash	Signature

US Borrower

Signed by for and on behalf of AHOLD U.S.A., INC	) )

/s/ Andrew C. Nash	Signature

Curaçao Borrower

Signed by for and on behalf of AHOLD FINANCE COMPANY N.V. (acting through its Geneva branch AHOLD FINANCE COMPANY N.V., CURAÇAO, GENEVA BRANCH)	) ) ) ) ) ) )

/s/ Andrew C. Nash	Signature

Arrangers

Signed by for and on behalf of BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED	) ) ) ) )

/s/ Tarun Mehta	Signature

Signed by for and on behalf of BNP PARIBAS FORTIS SA/NV, NETHERLANDS BRANCH	) ) ) )

/s/ Bertrand Willems	Signature

/s/ Matijn van Went

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Signed by Joyce P. Dorsett, VP for and on behalf of U.S. BANK NATIONAL ASSOCIATION	) ) ) )

/s/ Joyce P. Dorsett	Signature

Signed by Tim (TBH) Servatius (B proxy) for and on behalf of COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A. (TRADING AS RABOBANK)	) ) ) ) ) ) )

/s/ T.B.H. Servatius	Signature

Signed by Jeroen (J) Leffelaar (AB proxy) for and on behalf of COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A. (TRADING AS RABOBANK)	) ) ) ) ) ) )

/s/ Jeroen (J) Leffelaar	Signature

Signed by for and on behalf of DEUTSCHE BANK	) ) )
LUXEMBOURG S.A.	)

/s/ M. HEINEMANN	Signature

/s/ A. BREYER-SIMSKI

Signed by R.W.J. Rijpstra Director for and on behalf of ING BANK N.V.	) ) ) )

/s/ R.W.J. Rijpstra	Signature

Signed A. Mansour Managing Director for and on behalf of ING BANK N.V.	) ) ) )

/s/ A. Mansour	Signature

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Signed by for and on behalf of J.P. MORGAN LIMITED	) ) )

/s/ Jonathan Richards	Signature

Signed by for and on behalf of THE ROYAL BANK OF SCOTLAND PLC	) ) ) )

/s/ Stephan Mathu	Signature

Signed by Sebastien Morlet for and on behalf of SOCIÉTÉ GÉNÉRALE CORPORATE & INVESTMENT BANKING (THE CORPORATE AND INVESTMENT BANKING DIVISION OF SOCIÉTÉ GÉNÉRALE)	) ) ) ) ) ) ) )

/s/ Sebastien Morlet	Signature

Signed by Daniel Moreno for and on behalf of THE BANK OF TOKYO- MITSUBISHI UFJ, LTD.	) ) ) )

/s/ Daniel Moreno	Signature

Signed by S.H. Limpens Executive Director for and on behalf of ABN AMRO BANK N.V.	) ) )

/s/ S.H. Limpens	Signature

/s/ W. KONING

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Signed by Mr. Alisdair Fraser for and on behalf of GOLDMAN SACHS BANK USA	) ) ) )

/s/ Alisdair Fraser	Signature

Signed by for and on behalf of KBC BANK NV, ACTING THROUGH ITS BRANCH IN THE NETHERLANDS, KBC BANK NV NEDERLAND	) ) ) ) ) )

/s/ SUZANNE GREIFENBERG	Signature

/s/ BASTIAAN DE RUITER

Lenders

Signed by for and on behalf of BANK OF TOKYO - MITSUBISHI UFJ (HOLLAND) N.V.	) ) ) ) )

/s/ C.W. Uphoff	Signature

/s/ B.V. IJssel de Schepper

Signed by for and on behalf of BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED	) ) ) ) )

/s/ Tarun Mehta	Signature

Signed by for and on behalf of BANK OF AMERICA, N.A.	) ) )

/s/ Erika Sovisova	Signature

Signed by for and on behalf of BNP PARIBAS FORTIS SA/NV, NETHERLANDS BRANCH	) ) ) )

/s/ Bertrand Willems	Signature

/s/ Matijn van Went

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Signed by Joyce P. Dorsett, VP for and on behalf of U.S. BANK NATIONAL ASSOCIATION	) ) ) )

/s/ Joyce P. Dorsett	Signature

Signed by for and on behalf of COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A.	) ) ) ) )

/s/ T.B.H. Servatius	Signature

/s/ Jeroen (J) Leffelaar

Signed by for and on behalf of DEUTSCHE BANK LUXEMBOURG S.A.	) ) ) )

/s/ M. HEINEMANN	Signature

/s/ A. BREYER-SIMSKI

Signed by R.W.J. Rijpstra Director for and on behalf of ING BANK N.V.	) ) ) )

/s/ R.W.J. Rijpstra	Signature

Signed A. Mansour Managing Director for and on behalf of ING BANK N.V.	) ) ) )

/s/ A. Mansour	Signature

Signed by for and on behalf of JPMORGAN CHASE BANK N.A., LONDON BRANCH	) ) ) )

/s/ Jonathan Richards	Signature

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Signed by for and on behalf of THE ROYAL BANK OF SCOTLAND PLC	) ) ) )

/s/ Stephan Mathu	Signature

Signed by Sebastien Morlet for and on behalf of SOCIÉTÉ GÉNÉRALE S.A.	) ) )

/s/ Sebastien Morlet	Signature

Signed by S.H.Limpens Executive Director for and on behalf of ABN AMRO BANK N.V.	) ) )

/s/ S.H.Limpens	Signature

/s/ W. KONING

Signed by Mr. Alasdair Fraser for and on behalf of GOLDMAN SACHS BANK USA	) ) )

/s/ Alisdair Fraser	Signature

Signed by for and on behalf of KBC BANK NV, ACTING THROUGH ITS BRANCH IN THE NETHERLANDS, KBC BANK NV NEDERLAND	) ) ) ) ) )

/s/ SUZANNE GREIFENBERG	Signature

/s/ BASTIAAN DE RUITER
Exiting Lender

Signed by for and on behalf of MIZUHO BANK NEDERLAND N.V.	) ) ) )

/s/ Ryuichiro KAMBARA	Signature

/s/ Shimpel IKEMATSU

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Issuing Bank

Signed by for and on behalf of BANK OF AMERICA, N.A.	) ) )

/s/ Erika Sovisova	Signature

Signed by for and on behalf of BNP PARIBAS FORTIS SA/NV, NETHERLANDS BRANCH	) ) ) )

/s/ Bertrand Willems	Signature

/s/ Matijn van Went

Agent

Signed by for and on behalf of BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED	) ) ) ) )

/s/ Kevin Day	Signature

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